Exhibit 10.1

DEED OF TRUST

Section	Subject	Page
Deed of Trust		3
1	Introduction, Definitions and Interpretation	4
2	Issuance of Bonds; Terms of Issue; Equal Rank	11
3	Purchase of Bonds by the Company and/or an Affiliate and Performing Distributions	13
4	Issue of Additional Bonds	13
5	Company’s Undertakings	15
6	Securing the Bonds, financial obligations, dividend distribution restriction	25
7	Early Redemption	29
8	Right to Call for Immediate Repayment	32
9	Claims and Proceedings by the Trustee	38
10	Trust of Proceeds	39
11	Authority to Demand Payment to Holders through Trustee	40
12	Powers to Delay the Distribution of Funds	40
13	Notice of Distribution	41
14	Refraining from Payment for a Reason Which is not Dependent on the Company	41
15	Receipt by Bondholders and Trustee	43
16	Presentation of Bonds to the Trustee; Registration in Connection with Partial Payment	44
17	Investment of Funds	44
18	Company’s Undertakings vis-a-vis Trustee	45
19	Counsel	48
20	Other Agreements	48
21	Reports on Matters Relating to Trusteeship	49
22	Wages and Coverage of Trustee’s Expenses	50
23	Special Powers	50
24	Trustee’s Power to Engage Agents	52
25	Indemnification of the Trustee	53

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Section	Subject	Page
26	Notices	58
27	Waivers, Compromises, and Changes to the Deed of Trust	59
28	Register of Bondholders	60
29	Release	61
30	Appointment of the Trustee, Roles of the Trustee, Powers of the Trustee and Termination of Trustee’s Office	61
31	Bondholders’ Meetings	64
32	Applicable Law	64
33	Exclusive Jurisdiction	65
34	Trustee’s Liability	65
35	Addresses	65
36	Authorization to MAGNA	65
First Addendum of the Deed of Trust – Bond Certificates (Series A)		67
The Terms Listed on the Overleaf		69
1	General	69
2	The Bonds	70
3	Terms of Bonds (Series A)	70
4	Payments of Principal and Interest of the Bonds (Series A)	72
5	Postponement of Dates	73
6	Securing the Bonds	73
7	Refraining from Payment for a Reason Which is not Dependent on the Company	73
8	Register of Bondholders	73
9	Splitting Bond Certificates	73
10	Transfer of Bonds	74
11	Early Redemption	74
12	Purchase of Bonds by the Company and/or an Affiliate	74
13	Waivers; Compromises, and Changes to the Deed of Trust	75
14	Bondholders’ Meetings	75
15	Receipt from Bondholders	75
16	Right to Call for Immediate Repayment	75
17	Notices	75
18	Governing Law and Jurisdiction	75
19	Order of Priorities	75
Second Addendum of the Deed of Trust - Bondholders’ Meetings		76
Third Addendum to the Deed of Trust - Urgent Representation for Bondholders		85
Appendix 22 - Trustee’s Fee		90

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Deed of Trust

Entered into and executed in Tel Aviv on [___] [__], 2024

Between:

Strawberry Fields REIT, Inc (Maryland Company Number: 842336054)

Nimitz Parkway, South Bend, Indiana, 46628-6101

Telephone: +1(574)807-0800

Fax: +1(574)807-0900

(the “Company”)

Of the first part;

and:

Mishmeret Trust Services Ltd.

48 Menachem Beg Road, Tel Aviv

Telephone: 03-6374351

Fax: 03-6374344

(the “Trustee”)

Of the second part;

Whereas:	The Company’s board of directors resolved to approve the issuance of Bonds (Series A) in accordance with the terms specified in this Deed of Trust.; and

Whereas:	On July 7, 2024, S&P Maalot Ltd. announced the determination of rating of ilA+ for the issuance of the Bonds (Series A) of the Company, in a total scope of ILS 100 million par value; and

Whereas:	The Company declares that as of the signature of this Deed, the Company meets all of the conditions of the rating agency (as the term is defined below) for rating the series of Bonds with the rating set forth above; and

Whereas:	The Trustee is a private company limited by shares that is incorporated in Israel under the Companies Law, 5759-1999, whose main purpose is to engage in trusteeship; and

Whereas:	The Trustee has declared that there is no impediment under the Securities Law, 5728-1968 or any other law for its engagement with the Company under this Deed of Trust and that it meets the requirements and conditions of eligibility set forth under the Securities Law for the Trustee to serve as a trustee for holders of bonds (Series A); and

Whereas:	The Trustee has no personal interest in the Company and the Company has no material interest in the Trustee; and

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Whereas:	The Company declares that there is no impediment under any law (whether in Israel or abroad) and/or any agreement for the performance of an issue of the Bonds under the terms of this Deed and/or its engagement with the Trustee under this Deed of Trust and has received all of the approvals under any law (in Israel or outside of Israel) and/or any agreement for the execution of the issuance under this Deed; and

Whereas:	The Bonds (Series A) will be listed for trade in the stock exchange, as defined below; and

Whereas:	The company is incorporated under the laws of the state of Maryland in the United States and its ordinary shares are listed for trading on the New York Stock Exchange (NYSE) and on the Stock Exchange (as defined below); and

Whereas:	The Company has requested that the Trustee to serve as a trustee for the Holders of the Bonds (Series A) and the Trustee has agreed to sign this Deed of Trust and act as a trustee for the bondholders, all subject to and in accordance with the terms of this Deed of Trust; and

Therefore it is agreed, declared and stipulated between the Parties as follows:

1.	Introduction, Definitions and Interpretation

1.1	The preamble to this Deed of Trust and the appendices attached hereto constitute integral and substantial parts hereof.

1.2	The division of this Deed of Trust into sections and the titles of the sections are provided for the sake of convenience and orientation alone, and should not be used for the purpose of interpretation.

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1.3	All of the provisions of this Deed in the plural form shall imply the singular and vice-versa, and all of the provisions in the masculine form shall imply the feminine form and vice-versa, and all of the provisions relating to an individual shall imply a corporation as well, all provided that there is no other explicit provision.

1.4	In any matter related to the terms of the bonds (series A) that is not mentioned in this deed, as well as in any case of conflict between the provisions of Israeli law that cannot be conditioned and this deed, the parties shall act in accordance with the provisions of Israeli law that cannot be conditioned.

In the event of any conflict between the provisions set forth in the Prospectus in connection with this Deed of Trust and/or the Bonds, the provisions of this Deed of Trust shall take precedence. It should be clarified that, to the best of the Company’s knowledge, as of the date of this Deed of Trust, there is no conflict between the provisions regarding the Bonds described in the Prospectus and the provisions of this Deed of Trust and the accompanying documents.

1.5	In this Deed of Trust and in the bonds, the following expressions shall have the meanings set forth beside them:

1.5.1	“Bonds (Series A)” or the “Bonds” – the Bonds (Series A) that are issued by the Company in accordance with the Prospectus , as well as additional bonds (Series A) issued by the Company, if any;

1.5.2	“Person”: any individual, corporation, partnership, joint venture, trust;

1.5.3	The “Stock Exchange” – the Tel Aviv Stock Exchange Ltd.;

1.5.4	“Authorized Shareholders” –each of (a) Mr. Moshe Gubin and Mr. Michael Blisko or all their estates, spouses and/or descendants; (b) any trust in favor of any of the individuals listed in clause (a) above only;

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1.5.5	“Financial Statements” – consolidated statements of the company’s assets and liabilities, consolidated statements of activities, consolidated statements of changes in net assets, consolidated statements of cash flows and consolidated appendices on investments for a certain fiscal period that are prepared in accordance with U.S. GAAP and as required by any other accounting standard to which the Company may be subject, as it will be in effect from time to time;

1.5.6	“Rating” – Rating by the rating company, as defined below;

1.5.7	“Dollar” or “USD” – the United States dollar.

1.5.8	“Special Resolution” – a resolution passed in a general meeting of Bondholders (Series A), who are present themselves or by their agent whose Bonds represent at least 50% of the balance of the par value of the Bonds (Series A), or in an adjourned meeting attended by the Bondholders (Series A), themselves or by their agent, who hold at least 20% of the balance of the par value as stated, and which is passed (whether in the original meeting or adjourned meeting) with a majority of at least two thirds (2/3) of the balance of the par value of the Bonds (Series A) represented in the vote, excluding abstentions;

1.5.9	“Ordinary Resolution” – a resolution passed by a simple majority at a general meeting of the bondholders, in which at least two bondholders who together hold at least twenty-five percent (25%) of the remaining outstanding par value balance of the bonds value were present (in person or by proxy) or at an adjourned meeting attended by any number of bondholders (in person or by their proxy);

1.5.10	“Subsidiary”: Strawberry Fields REIT Ltd., a company incorporated in the British Virgin Islands and is wholly owned directly by the Partnership.

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1.5.11	“Rating Company” or the “Rating Agency”– Standard and Poor’s Maalot Ltd. (“Maalot”) and/or Midroog Ltd. (“Midroog”) or another rating company that is registered under the Regulation of the Activities of Credit Rating Companies, 5714-2014;

1.5.12	The “Nominee Company” – the nominee company of the Tel Aviv Stock Exchange Ltd or any other nominee company that shall replace it, provided that all the Company’s securities that the Company is required to register with a nominee company in Israel will be registered under its name;

1.5.13	The “Law” or the “Securities Law” – the Securities Law, 5728-1968 and the regulations thereunder, as they may be from time to time;

1.5.14	The “Companies Law” – the Companies Law, 5759-1999 and the regulations thereunder, as they may be from time to time;

1.5.15	“Trading Day” – a day on which transactions are performed in the stock exchange;

1.5.16	“Business Day” or “Bank Business Day” – any day on which the clearing house of the stock exchange and most of the banks in Israel are open for the performance of transactions;

1.5.17	“Holder” and/or “Bondholder” – as the term “Holder” and/or “Bondholder” is defined in the Securities Law;

1.5.18	“The Tender”: The auction on the fixed annual interest rate to be borne by the Bonds (Series A) that will be issued by the Company in accordance with the Prospectus;

1.5.19	“Register” – a register of bondholders, as set forth in Section 28 of this Deed;

1.5.20	“Shares with Voting Rights” – share capital of any corporation or other legal entity at any time, which establishes voting rights in the appointment of directors and in general meetings;

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1.5.21	“Trustee”: Mishmeret Trust Services Ltd. and/or anyone who will serve from time to time as trustee of the bondholders under this Deed;

1.5.22	“Principal Amount” – the par value amount of the Bonds that are not yet paid;

1.5.23	The “Group” – the Company and the companies held by it, directly and indirectly;

1.5.24	“Regulatory Codex” – The Regulatory Codex – Title 5 – Principles of Business Management, Part 2 – Capital, Measurement and Risk Management, Chapter 4 – Management of Investment Assets, as published by the Capital Market, Insurance and Savings Authority in the Ministry of Finance, as updated from time to time;

1.5.25	“This Deed” or “Deed of Trust” – this Deed of Trust, including the appendices attached hereto and constituting an integral part hereof;

1.5.26	“The Partnership” – Strawberry Fields Realty LP, a limited partnership incorporated in Delaware, of which the Company is the General Partner;

1.5.27	1.5.27 “Change of control” – If any person, with the exception of one or more Authorized Shareholders (as defined above), holds or becomes the holder, directly or indirectly, of more than 50% of the total voting rights of shares with voting rights in the Company; However, if the Company becomes a Subsidiary Corporation (as defined below), directly or indirectly, of the holding company, the holding company will not be deemed a person per se, if (a) the holding company owns, directly or indirectly, 100% of the Company’s share capital; and (b) upon completion of a transaction to that effect, a person, with the exception of one or more Authorized Shareholders, shall not hold or become the holder, directly or indirectly, of more than 50% of the total voting rights of shares with voting rights of the holding company;

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1.5.28	“Subsidiary Corporation” – with regard to any individual, any corporation, general partnership or limited partnership or other business entity, which: (a) on the effective date, more than 50% of the voting rights of shares with voting rights or other rights (including partnership rights) are entitled to vote (regardless of any particular event) in appointment of directors, managers, or their trustees that are owned or controlled, directly or indirectly, by (1) such individual; (2) such individual and one or more subsidiary corporations of such individual; or (3) one or more subsidiary corporations of the individual; or (b) on the effective date, holder of control, either directly or indirectly, including joint control;

1.5.29	“Reporting Corporation” – as defined in the Securities Law, or a corporation traded on a stock exchange outside of Israel, listed in the Second Addendum or Third Addendum of the Securities Law;

1.5.30	“Bond Certificate” - a certificate of the Bonds in the form attached as the First Addendum to this Deed;

1.5.31	The “Prospectus” –prospectus that includes a public offering and registration for trading of the bonds (Series A) and an exchange tender offer, which also constitutes a shelf prospectus of the Company, dated ____________;

1.5.32	In this Deed of Trust and the Bonds, the Rating of the Bonds will have the meanings set forth in the table below:

“A plus”	Maalot rating of ilA+ or Midroog rating of A1 or another corresponding rating determined by another rating company that rate or will rate the Bonds (Series A).

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“A”	ilA rated by Maalot or A2 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series A).

“A minus”	ilA- rated by Maalot or A3 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series A).

“BBB Plus”	ilBBB+ rated by Maalot or Baa1 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series A).

“BBB”	ilBBB rated by Maalot or Baa2 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series A).

“BBB Minus”	ilBBB- rated by Maalot or Baa3 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series A).

1.6	As long as the Bonds are listed for trade on the Stock Exchange, in any event in which the rules and guidelines of the Stock Exchange apply or will apply to any operation under this Deed of Trust, the operation dates as stated and the manner of performance will be determined in accordance with the rules and guidelines of the Stock Exchange. It is clarified that the performance of actions as stated (including if bylaws and guidelines of the Stock Exchange are modified) will not derogate from the agreements of the parties under this Deed.

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1.7	In any event of a conflict between the Deed of Trust and the accompanying documents, the provisions of the Deed of Trust will govern.

1.8	In the event of termination of the issuance of the Bonds for any reason, the validity of this Deed of Trust will be concluded.

1.9	The Trustee’s actions are valid even if a defect is discovered in his appointment or eligibility.

1.10	The Trustee’s signature on the Trust Deed does not constitute an opinion by the Trustee as to the nature of the offered securities or the advisability of investment in these securities.

1.11	In every place in this Deed where it is stated “subject to any law” (or a similar phrase), it means subject to the provisions of cogent law.

2.	Issuance of Bonds; Terms of Issue; Equal Rank

2.1	The Company will issue the Bonds (Series A) as described in the preamble of this Deed. The Bonds (Series A) that will be issued under the Prospectus (if any are issued) will be listed for trade on the Stock Exchange and the Company will make reasonable efforts so that the Bonds (Series A) will be traded on the Stock Exchange until they are fully repaid.

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2.2	The terms of the Bonds (Series A) that are issued under the Prospectus will be as follows:

The Bonds (Series A), offered to the public in consideration for their par value, are registered, repayable in three (3) not equal annual installments which will paid on September 30 of each of the years 2024 through 2026 (inclusive), such that each of the first two payments on the account of the principal amount constitutes 6% of the principal of the total par value of the Bonds (Series A) and the third and last payment on the account of the principal amount will be 88% of the total par value of the Bonds (Series A). The Bonds (Series A), bearing annual interest (unlinked) in a fixed rate as set forth in the Tender, and that is payable on September 30, 2024 and on the days of March 31 and September 30 of each of the years 2025 to 2026 (inclusive) (the first interest payment will be made on September 30, 2024 and the last interest payment will be made on September 30, 2026, together with the last payment of the principal amount) for the period of the six months ending on the day before the payment date (the “Interest Period”). The interest rate which will be paid for a particular interest period (other than the first interest period as defined below) (meaning, the period which begins on the payment day of the prior interest period and ending on the last day before the payment date immediately after the commencement date) shall be calculated as the annual interest rate divided by two. The first interest payment will be made on September 30, 2024 for the period beginning on the first trading day after the date of the Tender of the Bonds (Series A) and ending on September 29, 2024 (the “First Interest Period”), calculated on the basis of 365 days per year, based on the number of days in this period, and the last interest payment will be made on September 30, 2026.

The Bonds (Series A) shall not be linked (principal and interest).

The payments on account of the principal and/or the interest in respect of the Bonds will be paid to those whose names will be registered in the Register on March 19 and September 18 with respect to every relevant period preceding to the date of the repayment of such payment. Notwithstanding the foregoing, the final payment of the principal and the interest shall be made against delivery of the bond certificates to the Company as of the time of the last payment, meaning on September 30, 2026, at the Company’s registered office or at any other place that it announces, provided that such notice shall be given by the Company no later than five business days prior to the date set for making the last payment.

2.3	The Company reserves the right to perform early repayment of the Bonds upon the fulfillment of the terms set forth in Section 7 of this Deed.

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2.4	The Bonds (Series A) will all have equal rank pari-passu, among themselves, in connection with the Company’s obligations under the Bonds (Series A), and without priority or preference of one over the other.

3.	Purchase of Bonds by the Company and/or an Affiliate and Performing Distributions

3.1	The Company reserves the right, subject to any law that may not be conditional, to acquire the Bonds (Series A) at any time and from time to time, without derogating from the obligation to repay the Bonds (Series A) in circulation. The Company will submit an immediate report in connection with the purchase of the Bonds if and as often as required to do so according to the applicable law. If no immediate report is filed, then in the event of a purchase as stated, the Company will notify the Trustee of this in writing. If the Company acquires Bonds (Series A) during trading in the Stock Exchange, the Company will file a request to the clearing house of the Stock Exchange for the withdrawal of the Bonds Certificates acquired as stated.

In the event of a purchase by the Company as stated above, the acquired Bonds (Series A) will expire automatically, will be voided and will be delisted from trade, and the Company may not reissue them. The provisions above will not harm the Company’s right to redeem the Bonds (Series A) in advance as stated in Section 7 below.

3.2	The Controlling Shareholder of the Company (directly or indirectly) and/or its relative (as the term is defined in the Securities Law) and/or a subsidiary of the Company and/or affiliated company and/or associated company of the Company and/or a corporation under the control of any of the above (directly or indirectly) (excluding the Company itself, regarding which the provisions of 3.1 above shall apply) (an “Affiliated Party”) may acquire and/or sell Bonds (Series A) at their discretion (and subject to any law), at any time and from time to time, including by way of the Company’s issuance of Bonds. In the event of an acquisition and/or sale as stated by a Subsidiary Corporation of the Company and/or a corporation under its control, the Company will notify the Trustee immediately of this. The Bonds (Series A) that are held as stated by an Affiliated Party will be considered to be an asset belonging to the Affiliated Party, and if they are listed for trade, they will not be delisted from trade in the Stock Exchange and will be transferrable as are the other Bonds (Series A). The Bonds (Series A) that are owned by an Affiliated Party will not grant to the Affiliated Party voting rights in a meeting of the Bondholders (Series A) and will not be counted for the purpose of determining a legal quorum required to commence such meetings. A meeting of Holders will take place based on the provisions of the Second Addendum of the Deed of Trust. An Affiliated Party will report to the Company, if required under law to do so, regarding an acquisition of Bonds (Series A) and the Company will provide the Trustee, at its request, with a list of Affiliated Parties and the quantities held thereby on the date requested by the Trustee, based on the reports received as stated from Affiliated Parties. It is clarified that a report on the MAGNA system or the MAYA website, if the Company ceased to be a Reporting Corporation, will be considered to be a report to the Trustee for the purposes of this Section.

3.3	The provisions of this Section above alone will not obligate the Company, an Affiliated Party or the Bondholders (Series A) to purchase Bonds (Series A) and/or sell the Bonds (Series A) in their possession.

4.	Additional Issuances

4.1	Extending the series of Bonds (Series A)

The Company may, from time to time, without requiring the consent of the Trustee and/or the Holders existing at the time, issue additional Bonds (Series A) (whether in a private placement or in the framework of a prospectus and/or by an amendment to a prospectus whether by a shelf offering or by any other means), including to an Affiliated Party (as defined in Section 3.2 above), under the terms that it sees fit (the terms of the additional bonds that are issued will be identical to the terms of the Bonds (Series A) in circulation) and provided that the total value of the bonds (series A), after the expansion, will not exceed 550 million NIS par value. The Company will refer to the Stock Exchange with a request to list for trade the additional Bonds (Series A) as stated, when they are offered.

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Notwithstanding the above, an additional issuance of Bonds (Series A) will be performed subject to receipt of confirmation of the Stock Exchange and subject to all of the terms set forth below being fulfilled: (a) the Rating of the Bonds (Series A), as the Rating may be at the time will not be harmed by the additional issuance of the Bonds (Series A) as stated (i.e. the Rating before the expansion of the series will not change immediately after its expansion following the aforesaid expansion). For the purpose of this section, it is clarified that in the event in which the Bonds (Series A) are rated by more than one Rating Company, the ratings test for the purpose of this section will take place, at any time, based on the higher of the ratings; (b) on the date of the additional issue, in accordance with the most recent financial statements published before the date of the additional issue, and after retroactively taking into account the performance of the additional issue, the Company will meet all the financial obligations set forth in Section 6.4 below (without taking into account the cure and waiting periods enumerated in connection with the same financial obligations); (c) on the date of the additional issue there are no grounds for calling for the immediate payment of the bonds as set forth in Section 8.1.

The Company will provide the Trustee, before the additional issuance is actually carried out and subject to it (and in the event a tender is held for classified investors, no later than the date on which the tender for classified investors takes place) with a written confirmation that is signed by the CEO or a senior officer in the financial department of the Company regarding (in this subsection: “Confirmation”): (1) the fulfillment of the aforesaid conditions on the date of the Confirmation (excluding the condition in subsection (a) above, for which the Company shall provide the consent of the Rating Company as described below); (2) that on the date of the Confirmation the Company is not in breach of any of its material obligations to the Bondholders (Series A).

It is clarified that the exchange for the expansion of the Bonds (Series A) will be transferred directly to the Company with the condition that the Company provided the Trustee with the aforementioned approvals. In any case of an additional issue as stated, the increase of the series in practice will occur subject to receipt of prior consent from the Rating Company whereby the rating before the expansion of the series will not change downwards immediately after its expansion following the aforesaid expansion. Confirmation from the Rating Company will be published in an immediate report before the actual expansion of the series.

This right of the Company will not exempt the Trustee from examining the additional issue as stated, if such an obligation applies to the Trustee under law, and will not derogate from the rights of the Trustee and the Bondholders under this Deed, including their right to call for immediate repayment of the Bonds as stated in Section 8 below.

Subject to the provisions of the Deed of Trust, the Trustee shall act as trustee for the Bonds (Series A) as they will be in circulation from time to time, and this also in the event of a series expansion, and the consent of the Trustee for such service for the expanded series will not be required. The Bonds (Series A) that will be in circulation before the expansion of the Series A and the additional Bonds (Series A) which will be issued (if at all) as described in this section above, shall constitute (from the date of their issue) one series for all purposes, and the Deed of Trust shall also apply to all of the abovementioned additional Bonds (Series A) that the Company will issue. The additional Bonds (Series A) shall not grant the right for the payment of principal and/or interest with regard to Bonds (Series A) for which the effective date for their payment was prior to the date of their issue. In the case of such expansion of the series, the applicable tax consequences including with regard to calculation of the rate of deduction, if required, as set forth in Section 2.23 of Chapter 2B of the Prospectus and in accordance with the provisions of any law as in effect on the date the additional bonds are issued.

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4.2	Without derogating from the generality of the above, the Company reserves the right, subject to any law, to issue an additional series of bonds at any time and from time to time (whether in a private placement or in the framework of a prospectus and/or by an amendment to a prospectus whether by a shelf offering or by any other means) and without being required to receive the consent of the Bondholders (Series A) and/or the consent of the Trustee, as applicable, and including an Affiliated Party (as defined in Section 3.2 above), and/or other securities as the Company sees fit and this without harming the Company’s repayment obligation under this Deed of Trust. In addition, if the Company issued an additional series of bonds and this bond series is not secured (and so long that it is not secured), the rights of the series in liquidation will not be preferred over those of the Bonds (Series A) (in this Section 4.2 alone: the “Additional Issuance”). In the event that the Company issues other bonds (of a different series) that are secured by collateral and / or liens (of any kind), then the other bonds will be prioritized in liquidation over the bonds (Series A) only with respect to those collateral and / Or liens included in such other bonds. For the avoidance of doubt it shall be clarified that the provisions of this section do not prevent the Company from issuing additional bonds of any kind which would be secured by collateral and / or liens of any kind at the Company’s sole discretion. Without derogating from the above, the aforesaid rights of the Company, will not prevent the Trustee from examining the implications of the additional issue as stated, and will not derogate from the rights of the Trustee and the Bondholders under this Deed, including their right to call for immediate repayment of the Bonds as stated in Section 8 below.

Subject to the provisions of any law, the Company shall notify the Trustee about the Additional Issuance before it is carried out.

5.	Undertakings of the Company

5.1	The Company hereby undertakes to pay, on the dates prescribed, all of the amounts of principal and interest (including any additional interest and interest on arrears, insofar as such interest is borne) that will be paid under the terms of the Bond (Series A), and comply with all of the other terms and obligations imposed thereon under the terms of the Bonds (Series A) and under this Deed. Additionally, the Company undertakes to list the Bonds for trade in the Stock Exchange and to reasonably act that the Bonds continue to be listed for trade in the Stock Exchange until the date of final payment.

5.2	Adjustment of the interest rate due to a change in the rating of the Bonds (Series A):

For the purpose of this section, it shall be clarified that in the event in which the Bonds (Series A) are rated by more than one rating company, an examination of the rating for the adjustment of the interest rate to the change in the rating (if any such change occurs) will take place based on the lower of the ratings.

The interest rate that the Bonds (Series A) will bear will be adjusted for a change in the rating of the Bonds (Series A), as set forth below in this section:

It is clarified that if adjustment of interest is required in accordance with the mechanism described in this Section 5.2 above and below, and based on the mechanism described in Section 5.3 below, in any event, the maximum additional interest rate will not exceed 1.5% above the interest rate determined in the tender. (the “Limitation of the Maximum Additional Interest Rate”).

In this regard:

A rating of A, A-, BBB+, BBB, and BBB- – are as defined in the table in Section 1.5.33 above.

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“Base Rating” – a rating of ilA+ or equivalent.

“Additional Interest Rate” – additional interest provided to the bondholders at a rate of 0.25% per year for a decrease of each notch in the rating of Bonds below the Base Rating until a maximum interest addition of 1.5% per year at most (the “Limitation on the Additional Interest Rate”).

A.	If the rating of the Bonds (Series A) by the rating company (in the case of replacing a rating company, the Company shall transfer to the Trustee a comparison of the scale rating of the outgoing rating agency and the scale rating of the incoming rating agency) are updated during the any interest period, so that the rating to be determined to the Bonds (Series A) is lower by one notch or more (the “Reduced Rating”) below the Base Rating, the annual interest rate on the outstanding principal of the Bonds (Series A) will increase by the additional interest rate according to the steps set forth, and this is for the period that commences on the date of publication of the Reduced Rating by the rating agency until the earlier of (a) repayment in full of the principal amount balance of the Bonds (Series A) or (b) the date of the rating increase pursuant to Section 5.2 (d) below. If the interest rate was raised earlier in respect of deviations from financial covenants as stated in paragraph 5.3 below, then the rise in the interest rate due to a decline in rating as aforesaid will be limited according to the limit of the maximum interest rate increase.

B.	No later than the end of two trading days from the receipt of a notice from the rating company regarding the lowering of the rating of the Bonds (Series A) to the Lowered Rating as defined above, the Company will publish an immediate report, in which the Company states: (1) that the rating was lowered, the Lowered Rating, the rating report and the date on which the Lowered Rating of the Bonds (Series A) comes into effect (the “Date of Lowering the Rating”); (2) deviation / non-deviation from the financial covenants described in Section 5.3 below based on the most recent financial statements of the Company published before the date of the immediate report, as well as whether a change has occurred to the interest for the deviation / non-deviation from the financial covenants as stated; (3) the precise interest rate that the principal amount balance will bear for the period beginning on the current interest period and until the Date of Lowering the Rating (the interest rate will be calculated based on 365 days per year) (the “Original Interest” and the “Original Interest Period,” respectively); (4) the interest rate that the principal amount balance will bear as of the Date of Lowering the Rating and until the actual next interest payment date, i.e.: the Original Interest in addition to the additional interest rate per year (the interest rate is calculated based on 365 days per year) (the “Updated Interest”), and this subject to the limitation on the maximum interest increase and the Limitation on the Additional Interest Rate (5) the weighted interest rate paid by the Company to the holders of Bonds (Series A) on the upcoming interest payment date, arising from the provisions of subsections (3) and (4) above; (6) the annual interest rate reflected from the weighted interest rate; (7) the annual interest rate and the semiannual interest rate (the semiannual interest rate will be calculated as the annual interest divided by the number of interest payments per year, namely by two) for the following periods.

C.	If the date of the commencement of the rating of the Bonds (Series A) with the Lowered Rating occurs during the days beginning four days before the date set forth for payment of any interest and ending on the interest payment date that is closest to the date set forth above (the “Deferral Period”), the Company will pay to the holders of the Bonds (Series A), on the upcoming interest payment date, the Original Interest, before the change, alone, while if the interest rate is not increased prior thereto due to a deviation from the financial covenants as stated in Section 5.3 below, the interest rate arising from the additional interest in the rate equal to the rate of the additional annual interest during the Deferral Period (calculated based on 365 per year),will be paid on the following interest payment date and all subject to the maximum interest increase and the Limitation on the Additional Interest Rate. The Company will announce, in an immediate report, the precise interest rate for payment on the upcoming interest payment date.

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D.	In the event of updating the rating of the Bonds (Series A) by the rating company, in a manner impacting the interest rate that the Bonds (Series A) will bear as stated in Section 5.2(a) above or 5.2(d) below, the Company will inform the trustee thereof in writing within one business day from the publication of the immediate report as stated.

E.	In the event that after the reduction of the rating in a manner that will impact the interest rate that the Bonds (Series A) will bear as stated in Section 5.2(a) above, the rating company will update the rating for the Bonds (Series A) upwards, the annual interest that the principal amount will bear on the relevant date of payment of the interest will decrease at the additional interest rate or part thereof, in accordance with the abovementioned established levels, for the period in which the Bonds (Series A) were rated with the High Rating alone (meaning, as of the publication date of the rating report regarding the increase of the rating), such that the interest rate that the unpaid balance of the principal of the Bonds (Series A) will bear after the update of the rating upwards to a rating equal or higher to the Base Rating will be the interest rate determined in the tender, as published by the Company in an immediate report regarding the results of the issuance, without any addition for the reduction of the rating as stated in this Section 5.2 (and in any event, the interest rate that the Bonds will bear will not be less that the interest rate determined in the tender). In such a case, the Company will act in accordance with the provisions of subsections (a) through (c) above, mutatis mutandis, arising from the High Rating instead of the Lowered Rating.

F.	If the Bonds (Series A) cease to be rated at all for a reason dependent on the Company (for example, but not only, due to non-fulfillment of the Company’s obligations vis-à-vis the rating company, including due to failure to provide payments and/or reports that the Company has undertaken to provide towards the rating company) for a period exceeding 21 trading days, before the final payment, the cessation of the rating will be considered as the maximum Lowered Rating , such that the additional interest rate will amount to 1.5% (even if the interest rate increased in accordance with subsection (A) above prior to such date), even if the interest rate was increased prior thereto due to a deviation from the financial covenants as stated in Section 5.3 below (but subject to the limitation on the maximum interest increase), and the provisions of subsection (b) through (d) above will apply accordingly, without derogating from the provisions of Section 8.1.21 below. For the avoidance of doubt, it shall be clarified that if the Bonds (Series A) cease to be rated, before the final payment, for a reason independent of the Company, the above will not impact the interest rate as stated in Subsection (a) above and the provisions of this Section 5.2 (e) will not apply.

G.	In the case in which the rating company is replaced or the Bonds (Series A) cease to be rated by the rating company (even if the Bonds (Series A) are rated by several rating companies), the Company will publish an immediate report, within one trading day from the date of the change, in which the Company will announce the circumstances of the replacement of the rating company or the cessation of the rating, as applicable.

H.	For the avoidance of doubt, it is clarified that: (1) a change in the outlook for the rating of the Bonds (Series A) will not lead to a change in the interest rate that the Bonds (Series A) will bear as stated in this section above; and (2) if the Bonds (Series A) are rated by more than one rating company and as long as they are rated by more than one rating company as stated, subsection (e) above will not apply, other than in a case in which all of the rating companies together cease to rate the Bonds (Series A), and the determination of the rating for the purpose of corresponding the interest rate to the change in the rating (if such a change occurs) shall be done, at any time according to the lowest rating among them.

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I.	In the case of a reduction of the rating, the Company will act in accordance with Subsection (b) above. If before the Date of Lowering the Rating, an increase occurs to the interest rate due to a deviation from one or more of the financial covenants based on the mechanism set forth in Section 5.3 below, the change that occurs to the interest for the adjustment mechanism set forth in this Section 5.2 above will be limited, according to the limitation on the maximum interest increase.

J.	The Company undertakes to act such that, to the extent that it is in its control, the Bonds (Series A) are Rated by at least one Rating Company during the entire duration of the Bonds (Series A), and for the same purpose, the Company undertakes, inter alia, to pay the Rating Company the payments that it has undertaken to pay to the Rating Company, and to provide the Rating Company with the reports and information required thereby in the framework of the engagement between the Company and the Rating Company. In this regard, the non-performance of payments that the Company has undertaken to pay to the Rating Company and the failure to provide the reports and information required by the Rating Company in the framework of the engagement between the Company and the Rating Company will be deemed to be reasons and circumstances that are under the Company’s control. The Company does not undertake to refrain from replacing the Rating Company or to refrain from terminating the engagement therewith during the duration of the Bonds (Series A). In the event in which the Company replaces the Rating Company even if at the time of replacement it is not the only rating company that rates the Bonds (Series A) at the time of the replacement and/or terminates the work of a Rating Company (in the event in which it is not the only Rating Company), the Company undertakes to report the same in an immediate report and to inform the Trustee and the Bondholders thereof, and state the reasons for the change of the Rating Company in its notice, no later than one Trading Day from the date of the replacement as stated and/or the date of the decision to terminate the work of the Rating Company, whichever is earlier. It shall be clarified that the provisions above will not derogate from the right of the Company to replace the Rating Company or terminate the work of the Rating Company at any time (in the event in which it is not the only Rating Company), at its exclusive discretion and for any reason that it sees fit.

5.3	Adjustment of the interest rate as a result of deviation from financial covenants:

The interest rate that the Bonds (Series A) will bear will be adjusted due to a deviation from the financial covenants set forth below:

(1)	Should the financial debt to EBITDA ratio (as defined below) exceed 8 (the “Covenant of Net Financial Debt to EBITDA Ratio”).[1]

For the purpose of this subsection (1) only:

“Financial Debt” – Interest-bearing debt for short and long term from banks and other financial creditors plus interest-bearing debt to the Bondholders of the Bonds issued by the Company, on the basis of the Company’s most recent financial statements.

“EBITDA” – net profit/loss plus interest, taxes, depreciation, amortization and profit or loss from the sale of securities calculated according to the four quarters that ended on the date of the relevant financial statements –according to the Company’s financial statements.

1 The net financial debt to EBITDA ratio, based on the Company’s consolidated financial statements as of March 31, 2024, is 6.75. This ratio is calculated by dividing the net financial debt of 558,916,111 by the EBITDA of 82,821,744.

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(2)	Should the ratio of EBIDTA to total debt service payments of the company (DSCR) decreases below 1.10 (“the DSCR covenant”).[2] For purpose of this subsection (2) only:

“Total debt service payments of the Company” - (a) The sum of ongoing interest and principal payments of the company and its subsidiaries in respect of financial debt incurred by them, excluding the final principal payments according to the amortization schedules of the financial debt With the exception of recent fund payments classified in the financial statements under current liabilities; plus (b) mortgage insurance payments of the Company and its subsidiaries in respect of their assets; all calculated based on the four quarters ending on the relevant financial reporting date, in accordance with the consolidated financial statements of the Company.

(3)	Should the consolidated equity of the Company (including minority rights) as of the last day on any calendar quarter according to the Company’s financial statements is less than USD 30 million (this amount will not be linked to any linkage base) (in this Section 5.3: the “Equity Covenant”).[3]

The Covenant of Net Financial Debt to EBITDA, the DSCR and the Equity Covenant shall collectively be referred to as the “Financial Criterion” and together, they shall be referred to as the “Financial Covenants.” It is clarified that if adjustment of interest is required in accordance with the mechanism described in this Section 5.3 above and below, and based on the mechanism described in Section 5.2 above, and pursuant to any other section in this Deed (if any), then in any event, the maximum aggregate rate of the additional interest rate will not exceed the maximum interest increase limitation (as defined in Section 5.2 above). Arrears interest, if applicable in accordance with Section 4(a) of the terms of the overleaf, will be added to the said rate and will not constitute part thereof.

2 The DSCR ratio is calculated based on the four quarters ending on the financial reporting date of the Company, which is March 31, 2024. The calculated ratio is 1.64, comprising an EBIDTA of 82,821,744 and total debt service payments of the company amounting to 50,536,787.

3 The total equity of the Company as of March 31, 2024, is 48,233,684.

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In this regard:

The “Additional Interest Rate” - additional interest at a rate of 0.25% per annum for a deviation from the Financial Covenants.

The increase of the interest rate will take place only once for each deviation from any of the Financial Covenants, if such a deviation occurs, and the interest rate will not be increased again in the event that the deviation from the relevant Financial Covenants continues (in this regard, it shall be clarified that if the deviation from any of the Financial Covenants is remedied and thereafter there is an additional deviation, the aforesaid addition will apply). It shall be emphasized that in the event in which due to a decrease in the rating of the Bonds, the annual interest rate is increased in accordance with the provisions of Section 5.2 above, in any event, the additional interest rate under the same section, together with the additional interest rate under this Section 5.3, for the deviation from the Financial Covenants, will not exceed the limitation on the maximum interest increase.

The “Deviation Date” – the publication date of the financial statements that indicate the deviation.

A.	If the Company deviates from any of the financial covenants under the Company’s reviewed or audited Financial Statements (the “Deviation”), the annual interest rate that the unpaid balance of the Bonds (Series A) will bear will be increased by the additional interest rate for the Deviation, above the interest rate as it was at the time, before the change, for the period that begins from the Deviation Date and until the earlier of the full repayment of the unpaid principal balance of the Bonds (Series A) or the date of the publication of the Company’s Financial Statements whereby the Company does not have a deviation from any of the financial covenants, all subject to the limitation on the maximum interest increase.

B.	In the event in which a Deviation from any of the Financial Covenants occurs as stated, no later than the end of two trading days from the publication of the Company’s Financial Statements indicating a deviation, the Company will publish an immediate report in which the Company will state: (a) the aforesaid deviation, while specifying the financial covenants on the date of the publication of the financial report and whether there is a change to the interest rate following a change in the rating, if there is such a change as stated; (b) the updated rating of the Bonds (Series A) based on the most recent rating report published before the date of the immediate report; (c) the precise interest rate that the principal amount balance will bear for the period beginning from the current Interest Period and until the Deviation Date (the interest rate will be calculated based on 365 days per year) ( the “Original Interest” and the “Original Interest Period”, respectively); (d) the interest rate that the balance of the principal of the Bonds (Series A) will bear as of the Deviation Date and until the upcoming actual interest payment date, i.e.: the Original Interest with the addition of the additional annual interest rate (the interest rate will be calculated based on 365 days per year) (the “Updated Interest”), and this subject to the limitation on the maximum interest increase.; (e) the Weighted Interest Rate that is paid by the Company to the Bondholders (Series A) on the upcoming interest payment date, arising from the provisions of Subsection (c) and (d) above; (f) and the annual interest rate reflected from the Weighted Interest Rate; (g) the annual interest rate and the semiannual interest rate (the semiannual interest rate will be calculated as the annual interest divided by the number of interest payments per year, namely, by two) for the subsequent periods; Should the deviation linger after the first quarter of its occurrence, no later than one business day from the date of the Company’s publishing its financial statements, audited or reviewed (as the case may be), which indicate the deviation is continued, the Company shall publish an immediate report in which the details of this section above shall be displayed, according to the revised interest rate, and in reference to the continued deviation as aforesaid in the definition of the term the “Additional Interest Rate”.

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C.	In the event in which the Deferral Date occurs during the days beginning four days before the effective date for the payment of any interest and ending on the subsequent interest payment date (the “Deferral Period”), the Company will pay the Bondholders (Series A) on the subsequent interest date, the Original Interest prior to the change only, while the interest rate arising from the addition of the interest in a rate equal to the additional annual interest rate during the Deferral Period will be paid on the following interest payment date. The Company will provide notice in an immediate report of the precise interest rate for payment on the following interest payment date.

D.	In the event of a deviation from any of the Financial Covenants in a manner that impacts the interest rate that the Bonds (Series A) will bear (as stated in Paragraph A or Paragraph E), the Company will inform the Trustee thereof in writing within one business day from the date of the publication of the Financial Statements as stated.

E.	It is clarified for the avoidance of doubt that in the event that after the Deviation the Company publishes its Financial Statements, based on which the Company has not deviated from any of the aforesaid Financial Covenants, the increase in the annual interest rate will be cancelled for the deviation (and due to the deviation being continued, to the extent of its continuing and as applicable) from any of the aforesaid Financial Covenants in a manner that annual interest rate that the bonds will bear will be reduced at the rate of the interest increase as aforesaid and this for the period in which the Company has not deviated from any of the Financial Covenants, which shall begin on the date of the publication of the Financial Statements that indicate non-deviation from the Financial Covenants, so that the interest rate that will be borne by the outstanding balance of the principal of the Bonds (Series A) shall be – if the interest rate has not previously been raised in respect of a decrease in the rating of the Bonds (Series A) as stated in Section 5.2 above and if there is no deviation from the other financial covenants – the interest rate that was determined in the Tender, (and in any event, the interest rate that the Bonds will bear will not be less than the interest rate determined in the Tender) or any other interest rate determined as a result of a decrease in the rating of the Bonds (Series A) as stated in section 5.2 above. In such a case, the Company will act in accordance with the provisions of Subsection (b) through (d) above, mutatis mutandis, as applicable and with respect to the Company’s non-deviation from the same Financial Covenants. It is clarified that in any case, the interest rate that the bonds will bear will not be lower than the interest rate established in the Tender.

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F.	The examination regarding the Company’s non-deviation from the financial covenants will be performed on the date of the publication of the Financial Statements by the Company and as long as the Bonds (Series A) exist in circulation with respect to the Financial Statements that the Company is required to publish until the same date.

The Company will specify as part of the notes to every financial report, the existence of a deviation or lack of deviation from the financial covenants.

For the avoidance of doubt, it shall be clarified that subject to the above and the limitation on the maximum interest increase, the additional interest payments as a result of the Lowered Rating as stated in Section 5.2 above and/or as a result of the Company’s non-compliance with any of the financial covenants as stated in this Section 5.3 above are aggregated. Therefore, in the event that a Lowered Rating occurs, while in addition the Company deviates from any of the financial criterion, one or more, the Bondholders (Series A) will be entitled to an increase in the interest rate as stated above, provided that the additional annual interest does not exceed the Limitation of the Maximum Additional Interest Rate.

5.4	Interest Cushion

A.	The Company will transfer an amount equal to the near annual payment (as of that date) of the interest amount of the Bonds, but no more than an amount equal to a half-year interest payment (the “Interest Cushion Amount”) to the Trustee by transferring the amount of the interest cushion from the account in the name of the Issue Coordinator, in which the issue proceeds are held, to a bank account that will be opened by the Trustee under its name in trust for the holders of the Bonds (Series A) only (the “Interest Cushion Account”). The Company will pledge its rights in the Interest Cushion Account for the benefit of the Trustee in any relevant territory as required. Except as set out in sections B through I below, the Company hereby declares that it does not have any rights in the Interest Cushion Account

B.	The signature rights in the Interest Cushion Account will be the Trustee’s only. The funds deposited in the Interest Cushion Account will be managed by the Trustee in accordance with the provisions of Section 17 below. The Trustee will be liable vis-à-vis the Bondholders (Series A) and/or the Company for any loss incurred due to investments as stated.

C.	If on the morning of the fifth (5th) day of every calendar month after the end of each calendar quarter and if it is not a business day, then the following business day (“Cushion Completion Date”), the amount deposited in the Interest Cushion Account will be lower than the Interest Cushion Amount , the Company will transfer to the Interest Cushion Account on the date of completing the cushion (and if it is not a business day, then on the following business day) an amount that is equal to the amount required for the completion of the amount deposited in the Interest Cushion Account, on the date of completion of the cushion, to the Interest Cushion Amount (together with The amount deposited at the time in the Interest Cushion Account: “the Current Cushion Amount”).

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D.	To the extent that on the date of payment of the principal and/or interest in respect of the Company, the deposited amount in the Interest Cushion Account exceeds the Current Cushion Amount (“the Excess Amount”), the Company shall be entitled to instruct the Trustee to make use of the Excess Amount for making payments of principal and interest amounts that the Company is liable to pay to the Bondholders of Bonds (Series A). Under this Deed and pursuant to the Company’s request, the Trustee will transfer to the Nominee Company for payment on the date on which the payment is to be paid, up to the amount of the payment that was relevant by the Company’s notice or up to the amount of the Excess Amount, whichever is lower (and in the case of the transfer of the Excess Amount, subject to receipt of a reference from the Company regarding the transfer of the balance of the amount required for execution of the relevant payment to the Nominee Company). At the final and last redemption date of the Bonds (Series A), the Company may instruct the Trustee to make use of the Current Cushion Amount and the Excess Amount as it will be deposited in the Interest Cushion Account for the purpose of a payment in respect of the Bonds or transfer it to the Company (after full repayment of all the Bonds).

E.	It is hereby clarified that if the series of bonds is increased or an additional interest rate applies as stated in sections 5.2 and 5.3 above, the Company will deposit in the Interest Cushion Account the funds that will constitute the Interest Cushion Amount in respect of the increase or the updated interest rate within 5 business days from the date of publication of the immediate report regarding the actual increase or the change in the interest rate as aforesaid, as the case may be.

F.	It is hereby clarified that the non-deposit of funds in the Interest Cushion Account within 10 business days from the date of completion of any cushion, whether as part of the issue under this Prospectus or following the occurrence of events as specified in this section, shall constitute grounds for calling for immediate repayment of the balance of the Bonds (Series A) in circulation, as stated in subsection 8.1.29 below.

G.	For the avoidance of doubt, it is clarified that the Company’s undertaking to transfer the funds to the Interest Cushion Account is not guaranteed by a mechanism that will ensure the performance of this undertaking. In the event that the Company fails to meet its obligation to transfer the funds to the interest-rate account, the trustee will not be able to prevent the breach of this undertaking, but rather to take the measures at his disposal according to law and the deed of trust, to enforce on the Company to retroactively execute its undertaking.

H.	It is hereby clarified that the Interest Cushion Amount (including the Current Cushion Amount), including the profits accrued for the same amounts, will be held by the Trustee for the Bondholders of the Bonds (Series A) only. The Company shall not have any rights or claims with respect to these sums, save for (A) the right to issue an instruction in respect of the Excess Amount and/or providing an instruction for the current cushion amount on the final and last repayment date of the Bonds (Series A), as stated in subsection D above, and (B) Determination of the money management policy in the Interest Cushion Account and its implementation at the Company’s sole discretion, provided that the investment will be in investments as detailed in section 17 below. The Trustee will not be entitled to object to the investment policy and will not be liable to the holders of the Series A Bonds and / or the Company for any damage and / or loss caused by this policy.

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5.5	Expenses Cushion

Without derogating from the provisions of Section 25 below, from the issue proceeds, an amount of USD 250 thousand (based on the exchange rate of the dollar, known on the day before the tender date) will be deposited in a bank account in Israel, opened by the Trustee in its name in trust for the holders of the Bonds (Series A) only, which will be used for payment of the reasonable ongoing expenses and reasonable management expenses of the trustee, in the case in which the Bonds (Series A) are called for immediate repayment (the “Expenses Cushion Amount”). The Expenses Cushion Amount will be held until after the date of the full and final payment of the Bonds (Series A). After receipt of approval from the senior officer in the financial department at the Company or from the Chief Executive Officer of the Company regarding full payment of the Bonds (Series A), in a manner to the satisfaction of the Trustee, any remaining Expenses Cushion amount, if any (in addition to all of the profits accrued) will be transferred to the Company in accordance with the details provided by the Company. In the case in which the Expenses Cushion Amount is not sufficient to cover the expenses of the Trustee in connection with call for immediate repayment of the Bonds (Series A), if any such event occurs, the Trustee will act in accordance with the provisions of Section 25 below.

It is hereby clarified that the funds in the Expenses Cushion Account shall be held in trust for the Bondholders only and the rights of the Company in the expense account shall not be pledged in favor of the Trustee.

The money management policy in the bank account where the Expenses Cushion amount will be determined and implemented at the sole discretion of the Company, provided that the investment of its funds are in line with those specified in section 17 below. It is clarified that, except as detailed above, the Company will not have rights in the funds in the Expenses Cushion. For the avoidance of doubt, it will be emphasized that the trustee can determine at his absolute discretion that the amount of the expenses cushion can be deposited in the interest cushion account and the company will not have any claim in this regard.

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5.6	Controlling Shareholders’ Transactions

The Company clarifies that as of the date of signing this Deed, its shares are registered with the Securities and Exchange Commission (SEC) in accordance with the U.S. Securities Exchange Act of 1934 (“U.S. Stock Exchange Act”). Various securities of the Company are listed for trading under the U.S. Stock Exchange Act and are listed for trading on the New York Stock Exchange (“NYSE”). Consequently, the Company is subject to the laws and regulations applicable to public companies in the United States in accordance with the securities laws, NYSE rules and regulations applicable to publicly traded companies.

5.7	Appointment of a Company Representatives in Israel

5.7.1	After the full, final and precise payment date of the Bonds (Series A) under the terms of the Deed of Trust vis-à-vis the Bondholders, the Company undertakes that it will have a representative on its behalf in Israel, to which legal process can be served to the Company and/or officers thereof instead of their service to the Company’s address overseas, set forth in the preamble to this Deed.

5.7.2	As of the date of signing This Deed, the Company’s representative in Israel is the law office of Fischer & Co (whose address at the time of signing This Deed is 146 Menachem Begin Road, Tel Aviv (the “Company’s Representative in Israel”).

5.7.3	Service to the Company’s Israel Representative will be considered valid and binding service in connection with any claim and/or demand of the Trustee and/or the Bondholders (Series A) under this Trust Deed.

5.7.4	The Company will be permitted to replace the Company’s Israel Representative from time to time but only if at the time of the replacement the Company shall report the details of the new Company representative in an immediate report and will deliver a written notice to the Trustee in parallel.

5.7.5	The Company undertakes that in the event of the Company’s representative being replaced in Israel, including in the event of his resignation, the Company shall appoint a representative of the Company in Israel within a period not exceeding thirty (30) days. Until a new representative is appointed, as mentioned above, the Company’s address in Israel for the purpose of this Deed of Trust and for the serving of court pleadings will be the replaced representative’s address. A breach of this section will constitute a material breach of the provisions of the Deed of Trust.

5.7.6	Any breach of this section will constitute a fundamental violation of the terms outlined in the Deed of Trust.

5.7.7	It is clarified that the funds resulting from the issuance, after deducting the amounts designated to remain in the Interest Cushion Account, will be transferred to the Company upon its request.

6.	Securing the Bonds, Financial liabilities, a distribution restriction

6.1	The Bonds (Series A) are not secured by collateral, any pledges, or in any other manner. For details regarding the Company’s undertakings regarding the undertaking to avoid the creation of a general pledge, see Section 6.4 below.

6.2	Upon the execution of this Trust Deed, the Partnership and the Subsidiary Company will execute irrevocable guarantees, without limitation as to the amount, to secure the Company’s full obligations towards the trustee and/or the Bondholders (Series A) under this Deed, which shall remain in effect until the complete repayment of the Company’s liabilities under this Trust Deed (the “Guarantees”). The form of the Guarantees as described above is attached as Appendix 6.2a and 6.2b to this Trust Deed.

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Despite the aforementioned in section 6.2 above, in the event that all of the Subsidiary’s assets are transferred to a partnership (including as part of a voluntary dissolution of the Subsidiary), and the Company will publish an immediate report on this matter, the guarantee provided by the Subsidiary as stated (the “Subsidiary Guarantee”) will immediately and automatically terminate, and from that moment it will be void, without requiring the consent of the Series A Bondholders and/or the Trustee’s consent. Notwithstanding the above, the cancellation of the subsidiary’s guarantee will take effect subject to prior approval being received from the rating company according to which the rating prior to the cancellation of the subsidiary’s guarantee will not change downward as a result.

6.3	For the avoidance of doubt, it is clarified that the Trustee is not subject to and will not be subject to an obligation to examine, and in practice the Trustee has not examined and will not examine, the need to provide securities to secure the payments to the Bondholders (Series A). The Trustee was not asked to conduct, and the Trustee did not conduct in practice and will not conduct, financial, accounting or legal due diligence as to the state of the Company’s and/or the Partnership’s business. In its engagement in this Deed of Trust and the Trustee’s consent to serve as a trustee for the Bondholders (Series A), the Trustee does not express an opinion, explicitly or implicitly, as to the ability of the Company to meet its obligations vis-à-vis the Bondholders (Series A) under this Deed. The provisions above will not derogate from the Trustee’s obligations under any law and/or the Deed of Trust, and will not derogate from the Trustee’s obligation (if such an obligation applies to the Trustee under any law) to examine the impact of changes in the Company from the date of the Prospectus and thereafter, if they may detrimentally impact the Company’s ability to meet its obligations under this Deed of Trust vis-à-vis the Bondholders (Series A).

6.4	Undertakings Not to Create Pledges

6.4.1	The Company will not create a general floating charge (or a similar lien in its characteristics according to the law applicable to the Company) on all of its direct, existing and future assets and rights for the benefit of any third party to secure its liabilities to any third party, unless it has received prior consent from the Bondholders in a Special Resolution, or unless it granted, at the same time as making the general floating charge on all of the Company’s direct, existing and future assets and rights, as stated, in favor of a third party, a floating charge in favor of the Bondholders, in the same rank, and that these liens will be pari passu according to the ratio of the Company’s debts to each of the parties. If such a lien is created, it will be done in coordination with the Trustee and in terms to the satisfaction of the Trustee, and the trustee will be given certificates from a senior official in the company that the lien does not contradict or contradict any other obligations of the company and an opinion from a local attorney in connection with the creation of such a lien, attesting that it is valid, enforceable and realizable under the relevant law.

6.4.2	For the avoidance of doubt, the foregoing does not restrict (1) the Company from creating fixed liens on all or some of its assets; (2) the Company from creating floating liens on one or more specific assets of the Company; or (3) the ability of corporations controlled by the Company to create any type of lien (whether fixed or floating) on any assets (including all or most of the assets), with or without any restriction, or to guarantee Company liabilities in any way.

6.4.3	For the avoidance of doubt, the Trustee is not required to check the possibility and/or necessity of registering the Company’s liabilities to avoid creating liens or any similar registration in nature and substance outside of Israel, and the Company’s obligation as stated above will be a contractual obligation towards the Trustee and the Bondholders. The Company hereby confirms and declares that, as of the date of this Deed of Trust, it has not created or undertook to create or registered floating liens on all of its direct assets and current and future rights for which the undertaking as stated above is given.

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6.4.4	The Group’s companies will be permitted to sell, lease, assign, deliver or transfer their property, in whole or in part, in any manner, to whoever they deem appropriate, without requiring any consent of the Trustee and/or of the bondholders (Series A), as the case may be. The Group’s companies are not required to notify the Trustee of a transfer or sale of any asset of their assets except if what is involved is a sale or a transfer of “Material Asset” according to the meaning of that term in Section 8.1 below, and in addition they are not required to notify the Trustee regarding the creation of a pledge over their assets, except a general floating charge on the Company’s overall property as stated above.

6.4.5	It shall be clarified that the Trustee does not have information that would enable it to ensure the Company’s compliance with the undertakings set forth in this Section 6.2 above (and its subsections) and therefore, for the examination of the Company’s compliance with the provisions of this Section 6.2 above, the Trustee will rely on the Company’s reports and the approvals set forth in this Section 6.2 above, and will not be required to ensure the accuracy thereof.

6.5	Financial Undertakings

Until after the full, final and precise repayment of the Bonds under the terms of Deed of Trust, and the fulfillment of the other obligations of the Company vis-à-vis the Bondholders (Series A) under this Deed of Trust and the terms of the Bonds (Series A), the Company will meet, at all times, each of the financial conditions set forth below:

(1)	On the last day of each calendar quarter, the consolidated equity of the Company (excluding minority rights), as set forth in the Company’s financial statements, will not be less than USD 20 million (this amount will not be linked to any linkage base).

(2)	On the last day of each calendar quarter, the ratio between the Financial Debt and EBITDA (as defined in section 5.3 above) shall not exceed 10;

(3)	The DSCR ratio (as defined in section 5.3 above) shall not be less than 1.05.

The examination regarding the Company’s compliance with each of the Financial Covenants contained in subsections (1) to (3) above will be performed as of the date of the publication of the Financial Statements by the Company and on their basis and as long as the Bonds (Series A) exist in circulation, with respect to the quarterly/annual financial statements that the Company is required to publish by the same date (“Date of the Examination”).

The Company will indicate in the notes to its financial statements whether it meets each of the Financial Covenants. Within 15 days from the date of publication of each financial statement, the Company will provide the Trustee with a confirmation from the Company’s senior financial officer, or the Company’s CEO in regard to the Company’s compliance with each of the Financial Covenants, along with an electronic data sheet showing the calculation and all according to the wording to the satisfaction of the trustee.

The terms used for the Financial Covenants will be calculated and determined in accordance with the rules of the U.S. GAAP applicable to the company at the time of signing the trust deed (“the determining accounting rules”).

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If there is a material change in the U.S. GAAP and/or regulatory changes in relation to the accounting rules that determine or if the company adopts an accounting standard voluntarily and the adoption of the standard causes a material change, the above financial standards will be applied according to the financial statements prepared according to the accounting rules that determine, ignoring the aforementioned changes and the company will present to the trustee at the time of transfer a confirmation Compliance with the financial standards as mentioned in this section above, every quarter, a compliance report with the accounting standards applied to the company in accordance with the accounting rules that determine and everything in the wording to the satisfaction of the trustee. In the event of such a change, the company will include in the financial statements, the data on which it based the calculation of the financial benchmarks listed above (pro forma report).

“Substantial change” for the purposes of this section - means a change of at least 5% in the aggregate, in relation to all the standard and regulatory changes that have taken place, between the relevant benchmark as mentioned above, and the date of the financial statement, as calculated according to the accepted accounting rules that will apply to the company at the date of the report, and the benchmark the relevant one, for that date, as calculated according to the accounting rules that determine.

6.6	Restricting the Distribution of Dividends

As long as the Company does not breach any of the Financial Covenants noted in Section 6.5 above, no distribution restriction shall hinder the Company. If the Company is in non-compliance one or more of the Financial Covenants as noted in Section 6.5 above, the Company can make a distribution in an amount that does not exceed the amount required to meet the U.S. legal requirements applicable to REITs.

In the event of a distribution while the Company is in deviation from one or more of the Financial Covenants as stated in Section 6.5 above, as stated above, the Company will give the Trustee a prior notice of its intention to make a distribution along with a confirmation from the senior financial officer in the Company that the amount of the distribution does not exceed the amount required to meet the U.S. legal requirements applicable to REITs. The trustee will rely on the confirmation without being required to perform any examination on the subject.

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7.	Early Redemption

7.1	Early repayment initiated by the Stock Exchange

In the event that the Stock Exchange decides to delist the Bonds from trade because the public holdings of the Bonds is less than the amount set forth in the guidelines of the Stock Exchange regarding delisting from trade, the Company will act as follows:

a)	Within 45 days from the date of the resolution of the stock exchange’s board of directors to delist from trade as stated, the Company will provide notice of an early repayment date in which the Bondholder may redeem them.

b)	The early redemption date with respect to the Bonds will occur no earlier than 17 days from the date of the notice’s publication and no later than 45 days from the aforesaid date, but shall not apply in a period between the effective date for the payment of interest and the actual payment date thereof.

c)	On the early redemption date, the Company will redeem the Bonds that the holders thereof request to redeem, based on the balance of their par value in addition to the interest that has accrued on the principal until the actual redemption date (the calculation of the interest will be performed on the basis of 365 days per year).

d)	Determination of the early redemption date as stated above will not harm the redemption rights set forth in the Bonds for any of the Bondholders that do not redeem them on the early redemption date as set forth above; however, the Bonds will be delisted from trade in the Stock Exchange, and will be subject to the tax implications that arise as a result.

Early redemption of the Bonds as stated above will not grant any of the Bondholders that redeems them as stated with the right to an interest payment for the period following the redemption date.

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The Company will publish a notice of the early redemption date in an immediate report. The notice as stated will also specify the early redemption consideration amount.

7.2	Early repayment initiated by the Stock Exchange

The Company may, at its exclusive discretion, call for the early redemption of the Bonds (Series A), at any time after the date which is 60 days from the date of listing for trade in the Stock Exchange, in which case the following provisions will apply – all subject to the instructions of the Securities Authority and the provisions of the bylaws of the Stock Exchange and the guidelines thereunder, as they may be at the relevant date:

The frequencies of the early redemptions will not exceed one per quarter.

In the event that early redemption is determined in a quarter in which an interest payment is also scheduled, or a date for payment of partial redemption or a date for payment of final redemption, the early redemption will take place on the date scheduled for the payment as stated.

In this regard, a “quarter” shall mean each of the following periods: January-March, April-June, July-September, October-December.

The minimum amount of each early repayment will not be less than ILS 1 million. Notwithstanding the above, the Company may perform early redemption in a scope of less than ILS 1 million, provided that the scope of the redemptions will not exceed one per year.

Any amount that is paid in early repayment by the Company will be repaid with respect to all of the Bondholders (Series A), pro-rata based on the par value of the Bonds (Series A) that are held thereby.

Upon the passing of a resolution by the Company’s board of directors regarding the performance of early redemption as stated above, the Company will publish an immediate report with a copy to the Trustee no less than seventeen (17) days and no more than forty five (45) days before the early redemption date. The early redemption date will not occur during the period between the effective date for the payment of interest for the Bonds (Series A) and between the actual date for the payment of the interest. In the immediate report as stated, the Company will publish the principal amount that will be repaid in the early redemption, as well as the interest that has accrued for the amount of the principal as stated until the early redemption date, in accordance with the provisions below.

Early redemption will not occur for part of a series of Bonds (Series A) if the last redemption amount is less than ILS 3.2 million.

If the Company performs partial early repayment, the Company will pay the interest accrued only for the part redeemed, and not the entire unpaid balance of the Bonds (which are redeemed on the partial repayment date).

On the partial early redemption date, if any, the Company will issue an immediate report about: (1) the partial redemption rate in terms of the unpaid balance; (2) the partial redemption rate in terms of the original series; (3) the partial redemption interest rate on the redeemed part; (4) the interest rate that will be paid in partial redemption is calculated regarding the unpaid balance; (5) the interest rate that will be paid in the partial redemption, calculated regarding the unpaid balance; (6) update of the partial redemption rates that remain, in terms of the original series; (6) the effective date for eligibility to receive the early redemption of the principal of the Bonds that will exist twelve (12) days before the date determined for the early redemption.

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The amount that will be paid to the Bondholders (Series A) in the event of early redemption will be the amount that is the higher of the following: (1) the market value of the balance of the Bonds (Series A) available for early repayment which is determined based on the average closing price of the Bonds (Series A) in thirty (30) trading days before the date on which the board of directors resolves to perform the early redemption, however, if the early repayment date has been determined on the date on which interest is paid, the amount equal to the interest amount paid on the same date for the bonds will be reduced from the average unit price as stated; (2) the undertaking value of the Bonds (Series A) available for early redemption in circulation, i.e. the principal in addition to interest that the bonds carry at the early maturity date until the date of the actual early redemption; (3) the balance of the cash flow of the Bonds (Series A) that are available for early redemption (principal in addition to the interest that the bonds carry at the early maturity date), when discounted based on the yield of government bonds (as defined below) with an addition of 3%, calculated on an annual basis. Discount of the Bonds (Series A) available for early redemption will be calculated as of the early redemption date and until the last payment date determined with respect to the Bonds (Series A) available for early redemption.

In this regard: “yield of government bonds” shall mean the weighted average of the yield for redemption (gross) in a period of seven business days, ending two business days before the date of notice of early redemption, of the series of government bonds that are not index-linked, with interest in a fixed rate, and that during their average life is the closest to the average life of the bonds on the relevant date, i.e. one series with the closest average life higher than the life of the bonds (Series A) on the relevant date, and one series with the average life below the Bonds (Series A) on the relevant date, and whose weight will reflect the average life of the Bonds on the relevant date.

In the case of payment of additional interest following the early redemption, the additional interest will be paid on the par value redeemed in early redemption only.

The Company will provide the Trustee, within five trading days from the date of the Board of Director’s resolution, with confirmation signed by the senior officer in the financial field or CEO of the Company regarding calculation of the payment amount. The wording of the confirmation will be to the satisfaction of the Trustee.

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8.	Right to Call for Immediate Payment

8.1	Upon the occurrence of one or more of the events listed in this section below, the provisions of Section 8.2 will apply, as applicable:

8.1.1	In the event that the Company does not pay any amount owed in connection with the debt or the Deed of Trust for the purpose of this section, the Company will have a period of seven (7) business days to remedy the breach, unless other period specified in this Deed of Trust.

8.1.2	In the event that the Company files a stay of proceedings order or in the event that a stay of proceedings order is given against the Company or if the Company files a motion for a settlement or arrangement with creditors of the Company under Section 350 of the Companies Law or according to the Insolvency and Economic Rehabilitation Law, 2018 (“Insolvency Law”) or similar procedure under foreign law (excluding for the purpose of a merger with another company as stated in Section 8.1.17 below and/or a change to the structure of the Company solely or a division that is not prohibited under the terms of this Deed, excluding making arrangements between the Company and its shareholders and/or holders of option warrants (that are exercisable into shares) of the Company, that are not prohibited under the terms of this Deed and will not impact the ability to repay the Bonds (Series A)).

8.1.3	If a request is filed under Section 350 of the Companies Law or in accordance with the provisions of the Insolvency Law against the Company (without its consent) that is not rejected or dismissed within 45 days from the date of its submission or a similar proceeding is performed towards it. It is clarified that for the purpose of this Section 8.1.3, a request under Section 350 of the Companies Law or in accordance with the provisions of the Insolvency Law with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.4	In the event that the Company passes a liquidation resolution (excluding liquidation for as a result of a merger with another company as stated in Section 8.1.17 below) or if a fixed and final liquidation order is given by a court and/or a fixed liquidator is appointed for it or a similar decision is made or a similar functionary is appointed by the Company and/or towards it. It is clarified that for the purpose of this subsection, liquidation proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.5	In the event that a temporary liquidation order is given or a temporary liquidator or any similar functionary appointed or any judicial decision of a similar nature is given, and such order or decision as stated is not rejected or dismissed within 45 days from the date on which the order is given or the decision made, as applicable. Notwithstanding the above, the Company will not be given any remedial period with respect to applications or orders that are filed or given, as applicable, by the Company or with its consent. It is clarified that for the purpose of this subsection, liquidation proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.6	In the event that an application is filed for receivership or to appoint a receiver (temporary or permanent) or any similar functionary appointed for the Company or a material asset of the Company (as defined below), or if an order is given to appoint a temporary receiver or any similar functionary appointed that is not rejected or dismissed within 45 days from the submission or granting, as applicable; or, if an order is given to appoint a fixed receiver for the Company or for a material asset of the Company (as defined below) or a similar order under law applicable to the Company. Notwithstanding the above, the Company will not be given any remedial period with respect to applications or orders that were submitted or granted as applicable by the Company or with its consent. It is clarified that for the purpose of this subsection, receivership proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

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8.1.7	If a attachment is placed on a material asset of the Company (as this term is defined below) or execution actions are performed in connection with a material asset of the Company (as this term is defined below) and the attachment is not removed or the action is not terminated, as applicable, within 90 days from the date on which it is applied or performed, as applicable Notwithstanding the above, the Company will not be given any remedial period with respect to orders or requests that are given or filed, as applicable by the Company or with its consent. It is clarified that for the purpose of this subsection, attachment proceedings or execution proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.8	If the holders of pledges exercised the liens on a material asset of the Company (as this term is defined below)

8.1.9	If the Company has ceased, or provided notice of its intent to cease its payments or ceases or has provided notice of its intent to cease to continue its business, as they may be from time to time.

8.1.10	If a material deterioration occurs in the business of the Company compared to its state on the date of the first issuance of the Bonds (Series A); and there is a real concern that the Company will be unable to pay the Bonds (Series A) on time or there is a concrete concern that the Company will be unable to uphold its material undertakings toward the Bondholders.

8.1.11	If there is a change of control, and the Company does not publish a tender offer for the purchase of all the Bonds, at a price not less than their nominal value, within 45 days of the aforementioned event.

8.1.12	If immediate payment is called (and with regard to subsections (2) and (3) the demand for such immediate repayment was not removed within ten (10) days from the date on which such immediate repayment was made: (1) another series of bonds that is issued by the Company and listed for trade on the Stock Exchange or (2) a debt and/or several cumulative debts of the Company and/or corporations it holds the value of which (or in the aggregate) is USD 100 million at least or its extent (or aggregate extent) exceeds 15% of the total assets of the Company based on the most recent financial statements, whichever is lower, based on the most recent consolidated financial statements of the Company published (whether audited or reviewed), whichever is lower, (provided that if the debts are cumulative, they were immediately repaid simultaneously or close to each other) (the debts described in subsection (2) shall be referred to in this section as the “Other Debt”). For the purpose of subsection (2) above, a loan with no recourse to the Company and/or to the Partnership and/or to the Subsidiary shall not be considered as a different debt as aforesaid. In the event that the covenants set forth above are met, the aforesaid grounds shall apply, as of the same date on which the Company is required to pay the other debt (subject to the curing period set forth above) and not from the date of providing the same debt for early repayment, if these dates do not overlap.

8.1.13	If the Company does not meet any of its financial obligations stated in Section 6.5 above for two consecutive quarters.

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8.1.14	If the Company has performed a distribution contrary to the distribution limitation provisions, as set forth in Section 6.6 above.

8.1.15	If the rating of the Bonds (Series A) by the rating company is lowered to a rating that is lower than a rating of BBB minus. In the case of replacing the rating company, the Company will provide the trustee with a comparison of the rating scales of the replaced rating company and the rating scales of the new rating company.

For the purpose of this section below, it shall be emphasized that in the event that the Bonds (Series A) are rated by more than one rating company, an examination of the rating based on the grounds for calling for immediate repayment above will take place, throughout, based on the lower rating among them.

8.1.16	If the Company sells to another/ others all of its assets or its main assets during one calendar quarter, and the holders of the Bonds (Series A) do not consent in advance to the sale with a decision passed with an ordinary resolution. “Sale to Another” – sale to any third party (including the controlling shareholder of the Company and/or corporations under his control), excluding a sale to corporations that are fully held by the Company; “Main Assets of the Company” – an asset or a number of assets the value of which and/or the aggregate value of which (as applicable) in the most recent financial statements published before the occurrence of the relevant event exceeds 50% of the scope of its assets in the balance sheet of the Company based on the financial statements as stated, unless all the consideration for the sale (a) is invested in the field of activity of the Company, and the investment agreement as aforesaid will be signed within twelve (12) months from the date of the sale, (b) or will be used for early redemption (partial of full) of the Bonds in accordance with the provisions of Section 7.2 above and/or for the purchase Bonds (Series A) (partial or full. With regard to subsections (a) and (b) – on the date of sale, confirmation will be received from the Board of Directors of the Company with regard to the intention to make use of the sales consideration for the purposes stated in subsection (a) or (b) above.

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8.1.17	In the event that a merger was performed (excluding a merger with a company under the Company’s full control) with the prior consent of the holders of the Bonds (Series A) with a special resolution, unless the absorbing entity undertakes all of the Company’s undertakings vis-à-vis the Bondholders (Series A) and in addition, the Company or absorbing company declared (as applicable) vis-à-vis the holders of the Bonds (Series A), including through the trustee, at least 10 business days before the date of the merger, that there is no reasonable concern following the merger that the absorbing entity will be unable to uphold its obligations vis-à-vis the holders of the Bonds (Series A). The provisions of this section will not derogate from the other grounds for calling immediate repayment granted to the holders of the Bonds in accordance with this section 8.1 above and below. Additionally, as of the period of 30 days before the date of the planned merger and until the merger date, all of the grounds listed in this Section 8.1 above and below will also apply with respect to the absorbing company, as if it were the Company. With respect to the provisions of this Deed that are derived from the financial statements of the Company, an examination will be performed with respect to the financial statements of the absorbing company, as it may be after the merger. In this regard, it should be emphasized that the cause of action in this section shall not apply to a merger between companies fully owned by the Company.

8.1.18	If trade of the Bonds (Series A) in the Stock Exchange is suspended by the Stock Exchange in accordance with the provisions of the Fourth Part of the bylaws, excluding suspension on grounds of the creation of ambiguities as stated in the Fourth Law of the bylaws of the Stock Exchange and 60 days have transpired from the suspension date during which it was not removed.

8.1.19	If the Company is dissolved or terminated for any reason (subject to Section 8.1.17 above).

8.1.20	If the Company breaches the terms of the Bonds (Series A) or the terms of the Trust Deed with a fundamental breach, including if it is discovered that any of the material representations by the Company in the Bonds and/or Trust Deed is incorrect and/or incomplete, and the Trustee has notified the Company in writing that it is required to remedy the breach, and the Company fails to remedy the breach as stated within 14 days of the date on which the notice was provided.

8.1.21	If the Bonds (Series A) cease to be rated for a period exceeding 60 consecutive days following reasons and/or circumstances that are under the Company’s control. In this regard, the non-performance of payments that the Company has undertaken to make to the rating company and failure to provide information and reports required by the rating company in the framework of the engagement between the Company and the rating company will be considered reasons and circumstances that are under the control of the Company. It is hereby clarified that insofar as the Bonds (Series A) are rated by more than one rating company and as long as they are rated by more than one rating company as stated, this Section 8.1.21 shall apply only in the event that all the rating companies together will stop rating the Bonds (Series A) for a period exceeding 60 consecutive days due to reasons and/or circumstances that are under the Company’s control as detailed above.

8.1.22	In the event that the Company expands a series of Bonds (Series A), or issue addition series of bonds and/or other securities contrary to the provisions of Section 4 above.

8.1.23	If the Company ceases to be a Reporting Corporation.

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8.1.24	If the Company does not publish a financial report that it is required to publish under any law or under the provisions of the Deed of Trust, within 30 days from the deadline on which it was required to publish the same.

8.1.25	If the Bonds (Series A) are delisted from trade in the Stock Exchange.

8.1.26	If the Company breaches any of its obligations to avoid creating pledges as stated in Section 6.2 above.

8.1.27	If a “going concern” note is recorded in the Company’s financial statements for a period of two consecutive quarters.

8.1.28	If the Company breaches any of the provisions related to the appointment of a representative for service of court documents.

8.1.29	If the Company should breach any of its material undertakings to deposit an interest cushion as aforementioned in section 5.5 above. In this regard, the Company shall have a period of seven (7) days to remedy the breach.

8.1.30	If the Company should breach any of its material undertakings to deposit an expenses cushion as aforementioned in section 5.6 above. In this regard, the Company shall have a period of seven (7) days to remedy the breach.

For the purpose of this Section 8, a “Material Asset of the Company” is an asset or assets in the aggregate of the Company or corporations held by the Company, the value of which on the relevant date, based on the most recent consolidated financial statements (audited or reviewed) of the Company published before the same date exceeds 50% of the scope of the assets in the consolidated balance sheet of the Company based on the financial statements as stated.

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8.2	Upon the occurrence of any of the events set forth in Sections 8.1.1 until 8.1.30 (inclusive) above, the following provisions will apply, as applicable:

8.2.1	The Trustee will be required to convene a meeting of the holders of Bonds (Series A), that will convene 21 days from the date of the invitation (or a shorter time in accordance with the provisions of Section 8.2.5 below), and the agenda of which will contain a resolution regarding calling for immediate repayment of the entire unpaid balance of the Bonds (Series A) due to the occurrence of any of the events set forth in Sections 8.1.1 through 8.1.30 (inclusive) above, as applicable. The invitation will state that if the event set forth in Section 8.1 above, for which the meeting was convened, will be cancelled, terminated or removed, by the date for which the meeting was called, the invitation for the meeting of the Bondholders will be cancelled as stated above.

8.2.2	A resolution of the holders to call for the immediate repayment of the Bonds (Series A) will be passed in a meeting of holders that is attended by holders of at least fifty percent (50%) of the balance of the par value of the Bonds (Series A), with a majority of holders of the balance of the par value of the Bonds represented in the vote, excluding abstentions, or with a majority as stated in a deferred meeting of holders that is attended by holders of at least twenty percent (20%) of the balance as stated.

8.2.3	In the event in which by the date of convening the meeting as stated, none of the events set forth in Sections 8.1.1 through 8.1.30 (inclusive) above was cancelled, terminated or removed, and the resolution in the meeting of holders of the Bonds (Series A) as stated is passed in the manner required as set forth in Section 8.2.2 above, provided that such resolution made was not annulled in an at a meeting as stated in section 8.2.2 (regarding the majority and the required quorum), the trustee will be required, within a reasonable amount of time, to call for the immediate repayment of the entire unpaid balance of the Bonds (Series A), provided that the Company was given a written warning of 15 days of his intention to do so.

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8.2.4	Publication of the invitation for the meeting as stated will be sent by the trustee to the Company for publication, and the invitation for the meeting will constitute prior written consent to the Company of its intent to act to call for immediate repayment of the Bonds as stated.

8.2.5	The Trustee may, at its discretion, shorten the count of 21 days as stated in Section 8.2.1 above and/ or the 15 days of warning mentioned in section 8.2.3 above and / or not to give a notice at all, in the case in which the trustee is of the opinion that there is a reasonable concern that waiting this period or providing the warning, as applicable, will harm the possibility of calling for immediate payment of the Bonds or harm the rights of holders.

8.2.6	In the event that any of the subsections of Section 8.1 above provides a period in which the Company may perform an action or make a decision as a result of which the grounds for calling for immediate repayment are terminated, the trustee or holders may call for immediate repayment as stated in this Section 8 only if the period set forth as stated transpires and the grounds are not terminated; however, the trustee may shorten the aforesaid period if it feels that the same may materially harm the rights of the holders.

8.2.7	For the avoidance of doubt, it shall be clarified that the provisions of this Section 8.2 above will not derogate from the authority of the trustee to call for immediate repayment of the Bonds (Series A) at its discretion and subject to the deed of trust.

8.2.8	Notwithstanding the provisions of this Section 8.2 above, in the event that the Company asks the Trustee in writing to appoint an urgent representation, it shall act in accordance with the provisions set forth in the Third Schedule to the Deed of Trust.

8.2.9	For the avoidance of doubt, it is clarified that calling for immediate repayment will take place based on the balance of the par value of the Bonds (Series A) that have not yet been paid, including interest differentials that have accrued on the principal, including arrears interest (if relevant), while the interest is calculated for the period beginning after the last day for which interest was paid and until the actual date of immediate payment (calculation of the interest for a subpart will take place based on 365 days per year).

8.2.10	For the avoidance of doubt, it is clarified that the right to call for immediate repayment as stated above and/or calling for immediate repayment will not derogate from or harm any other or additional remedy available to holders of the Bonds (Series A) or the trustee under the terms of the Bonds (Series A) and the provisions of this Deed or under law, and calling a debt for immediate repayment upon the occurrence of any of the cases set forth in Section 8.1 above will not constitute any waiver of the rights of the holders of the Bonds or the trustee as stated.

9.	Claims and Proceedings by the Trustee

9.1	In addition to any provision in this Deed and as a right and personal authority, the Trustee shall be entitled, at any time, at its reasonable discretion, and without providing notice, to perform any of the proceedings, including legal proceedings and motions to receive orders, as it shall see fit and pursuant to any law, for the purpose of realizing and/or defending the rights of the Holders of Bonds (Series A) and in order to enforce the Company’s performance of another of the Company’s undertakings according to the Deed of Trust. The above shall not damage and/or derogate from the rights of the Trustee to begin legal and/or other proceedings even if the Bonds (Series A) were not called for immediate repayment, all for the defense of the Bondholders (Series A) and/or for the purpose of granting any order regarding the matters of the trusteeship and pursuant to the provisions of any law. Notwithstanding the statements of this Section, it is clarified that the right to call for immediate repayment shall only be established in accordance with the provisions of Section 8 above, and not on behalf of this Section.

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9.2	Pursuant to the provisions of the Deed of Trust, the Trustee is entitled but not obligated to convene a general assembly of the Bondholders (Series A) in order to discuss and/or accept its instruction for any matter relating to the Deed of Trust.

9.3	Whenever the Trustee shall be obligated according to the terms of the Deed of Trust to perform any action, including commencing proceedings or filing actions according to the request of the Bondholders (Series A), as stated in this Section, the Trustee shall be entitled, at its sole discretion, to delay the performance of any said action until it receives instructions from the general assembly of Bondholders (Series A) in a regular resolution and/or the instructions of the court how to act, provided that the convening of the assembly or the petition to the court shall be performed on the first possible date. For the removal of doubt it shall be clarified that the Trustee shall not be entitled to delay the performance of actions or proceedings as stated in the event in which the delay may harm the rights of the Bondholders (Series A).

9.4	The Trustee shall be entitled, pursuant to any special resolution as stated above, to waive the covenants that it shall see fit regarding the existence of those undertakings, entirely or partially, of the Company.

9.5	The Trustee is entitled, prior to performing any legal proceedings, to convene an assembly of Bondholders (Series A) in order to determine in a regular resolution which proceedings to take for the realization of their rights under this Deed. Similarly, the Trustee shall be entitled to again convene the assembly of Bondholders (Series A) for the purpose of receiving instructions for any matter relating to the management of the proceedings as stated, provided that the convention of the assembly shall be performed on the first possible date under the provisions of the second supplement to the Deed of Trust and the delay of the proceedings shall not harm the rights of the Holders.

10.	Trust of Proceeds

All of the funds held from time to time by the Trustee, excluding his wages, expenses and the repayment of any debt therefor, in any manner including but not limited to as a result of calling the Bonds for immediate repayment and/or as a result of the proceedings that it will conduct, if any, against the Company, will be held thereby in trust and shall remain in its possession for the purposes and in the priority as follows: First – the clearance of expenses, payments, levies and undertakings incurred by the Trustee, placed thereon or caused as a result of the actions of managing the trusteeship or in another manner in connection with the terms of the Deed of Trust, including its fees (and under the condition that the Trustee will not receive its fees from both the Company the Bondholders). Second – the payment of any other sum according to the ‘indemnification undertaking’ (as the term is defined in Section 25.1 below); Third – the payment to the Bondholders carried out in installments according to Section 25.4.2 below, first to the holders that bore payments more than their proportionate share and thereafter to holders that bore payments based on their proportionate share, all as set forth in Section 25.4.2 below;

The balance will serve for the purposes within the following priority: (a) first – in order to pay the Holders the arrears interest for the Bonds they are owed according to the Bonds (Series A), if applicable, conditions pari-passu, and in a relative manner to the sum of the arrears interest which each of them are owed without preference or precedence towards any of them; (b) second –in order to pay the Holders of Bonds (Series A) the principal arrears owed to them under the terms of the Bonds held thereby, pari-passu, in a manner that is relative to the principal sums in arrears to which they are owed, without any preference or priority right regarding any of them ; (c) third – in order to pay the Holders of Bonds (Series A) the interest amounts they are owed according to the conditions of the Bonds pari-passu, and in a manner relative to the sum which each of them are owed without any preference or precedence to any of them; (d) fourth – in order to pay the Holders the principle sums they are owed according to the Bonds held thereby pari-passu, whether the time came for the removal of the principle sums or not, in a manner relative to the sums they are owed, without any preference in connection with the issuance ahead of time of Bonds (Series A) by the Company or in another manner; (e) the balance – if existing, will be paid to the Company by the Trustee or vice versa, as applicable.

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Withholding tax will be deducted from the payments to the Bondholders (Series A), as long as there is an obligation to deduct it according to any law.

It shall be clarified that if the Company must bear any of the expenses but does not do so, the Trustee will act reasonably to receive the sums as stated from the Company and in the event that it will succeed in receiving them, they will be held thereby in trust and will serve in its possession for the purposes and according to priority as detailed in this Section.

11.	Authority to Demand Payment to Holders through Trustee

The Trustee may direct the Company to transfer to it part of the payment that the Company must pay to the Bondholders, (in this section: “the Relevant Payment”) for the purpose of financing the Proceedings and / or expenses and / or the Trustee’s fee under this Deed of Trust (in this section: the “Amount of Financing”) as long as the Company did not bear the Amount of the Financing and / or deposit with the Trustee in advance the Amount of the Financing. The Company shall transfer the Amount of the Financing to the Trustee no later than the date of payment of the relevant payment. The Company may not refuse to act in accordance with the said notice, and will be seen as complying with its undertakings toward the Bondholders if it proves that it transferred the entire Amount of Financing to the Trustee, as aforesaid. May it be made clear that the Amount of Financing transferred to the Trustee will be deducted from the interest payment only. Until no later than one business day from the determined date for payment of the Relevant Payment from which the Amount of Financing will be deducted, an immediate report will be published stating the Amount of Financing, its purpose and the up-to-date amounts of interest and the interest rate to be paid to the Bondholders in the framework of the Relevant Payment. Additionally, the Company will state in the said immediate report, that the Amount of Financing transferred to the Trustee will be considered payment to the Bondholders for all intents and purposes.

The amount of financing that the Trustee may instruct the Company to transfer to it as stated above in this section, to the extent that the decision of the holders of the matter has not been received previously and / or in the matter (including a decision in connection with the taking of the proceedings and / or the execution of the actions for which the amount of the financing and / or the appointment of representatives and / or advisors to the trustee is required) will be limited to ILS 500,000 (plus VAT) (The “Ceiling Amount”). It is hereby clarified that the Ceiling Amount does not limit the Trustee’s right to receive indemnification from the Company and / or the Bondholders.

The above shall not release the Company from its debt to bear the expense payments and the fees as stated when it is obligated to bear them according to this Deed or by any law. Similarly, the above shall not derogate from the obligation of the Trustee to act reasonably to acquire the sums to which the Holders are entitled from the Company, which will serve to finance the proceedings and/or expenses and/or the fees of the Trustee according to the Deed of Trust.

12.	Powers to Delay the Distribution of Funds

Notwithstanding the statements of Section 10 above, if the financial sum, which will be received as a result of performing the proceedings as stated above and which will be called at any time for a distribution in accordance with Section 10 above, shall be less than ILS 1 million, the Trustee shall not be obligated to distribute it and it shall be entitled to invest the said sum, entirely or partially, in investments permitted according to the Deed of Trust as set forth in Section 17 below, and it shall be entitled to replace these investments from time to time in other permitted investments as it sees fit. If these investments and their profits, together with additional funds that are received by the Trustee for are a sum that is not sufficient to pay the aforesaid amount, the Trustee shall pay them to the Holders in accordance with the set of priorities as stated in Section 10 above. In the event in which up to the earlier of: the closest interest/principle payment date or a reasonable time after receiving the said financial sum, the Trustee shall not be in possession of a sum that is sufficient to pay at least ILS 1 million as stated, the Trustee shall be entitled to distribute the funds in its possession to the Bondholders.

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Notwithstanding the provisions of this Section 12 above, the Bondholders (Series A) shall be entitled, according to a regular decision, to instruct the Trustee to pay them the funds received by the Trustee and called for distribution, as stated in Section 10 above, even if their sums amount to less than ILS 1 million. Notwithstanding the above, the payment of the Trustee’s fees and the Trustee’s expenses shall be paid from the said funds immediately upon reaching their date (and regarding the expenses already paid by the Trustee, the sums shall be returned to the Trustee immediately upon the funds arriving in the Trustee’s possession) even if the funds that the Trustee received are less than ILS 1 million as stated.

13.	Notice of Distribution

The Trustee shall notify the Bondholders (Series A) of the date and place where any payment was performed from among the payments mentioned in Sections 10-12 above, in an advance notice of 14 days that shall be sent in the manner set forth in Section 27 below.101226 After the date determined in the notice, the Bondholders (Series A) shall be entitled to interest according to the rate determined in the Bonds, only for the balance of the principle sum (if existing) after deducting the sum that was paid.

14.	Refraining from Payment for a Reason Which is not Dependent on the Company

14.1	Any sum to which the Bondholders (Series A) are entitled and was not paid in practice on the date set forth for its payment, for a reason independent of the Company, while the Company was ready and able to pay it in full and on time (the “Impediment”), shall not bear interest from the date set forth for its payment and the Bondholders (Series A) shall be only be entitled to those sums to which they were entitled on the date set forth for the repayment of the payment at the expense of the principle or the interest.

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14.2	The Company shall deposit with the Trustee, on the earliest date possible after the date determined for payment and no later than the end of 14 days from the date set forth for payment, the sum of the payment that was not paid on time, as stated in Section 14.1 above, and shall provide written notice based on the addresses found in its possession, if any, to the Bondholders (Series A) of the said deposit, and the said deposit shall be considered as removing that payment to the Holder and in the event of removing that is entitled for that Bond, it shall also be considered as a deposit of the Bond (Series A) by the Company. 14.1 The above will not derogate from the obligations of the Company to bear the wages of the Trustee and its expenses, all in accordance with the provisions of this Deed.

14.3	Any sum held by the Trustee in trust for the Holders shall be deposited by the Trustee in a bank and will be invested thereby, in its name or its order, at its discretion in investments permitted to it according to Section 17 below. If the Trustee did so, it shall only be obligated to those eligible for those sums for the consideration that it shall receive from the realization of the investments, less the expenses connected to the said investment, including for the management of the trust account and less its fees and debt payments and it shall pay to those eligible against the evidence that will be requested thereby to its full satisfaction. After the Trustee will receive notice from the Holder of the removal of the impediment as stated, the Trustee will transfer to the Holder all of the funds accumulated for the deposit and derived from the exercise of their investment, less all of the reasonable expenses and trust account management fees and less any tax by law. The payment will be performed against the presentation of that evidence, which shall be accepted by the Trustee, regarding the right of the Holder to receive it.

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14.4	The Trustee shall hold these funds and shall invest them according to the provisions of Section 17 below, until the end of one year from the final date for the repayment of the Bond (Series A), but the Trustee shall return the accumulated sums in its possession (including their profits) less its expenses and less its fees and other expenses which it expended in accordance with the provisions of this Deed (such as fees of service providers, etc.) to the Company and the Company shall hold these sums in trust for the Bondholders (Series A) entitled to those sums for a period of up to the end of seven (7) years from the final repayment date of the Bonds (Series A), and regarding the funds that will be transferred to it by the Trustee as stated above, the provisions of Subsection14.3 above shall apply to it, mutatis mutandis. Funds that are not demanded from the Company by the Bondholders (Series A) at the end of seven (7) years from the final payment date of the Bonds (Series A) will be transferred to the Company’s ownership after 30 days from providing notice to the aforesaid holders by the Company, in writing, based on the addresses listed in its possession, if any, and it may use the remaining funds for any purpose.

14.5	The Company shall provide written confirmation to the Trustee of the return of the sums as stated in Section 14.4 above, and regarding their receipt in trust for the Bondholders (Series A) and it shall indemnify the Trustee for any action and/or expense and/or damage of any kind that will be caused to it due to and for the transfer of the funds as stated, unless the Trustee acted with negligence (excluding negligence exempted by law as shall be from time to time), with a lack of good faith or with malice. 14.4

15.	Receipt by Bondholders and Trustee

15.1	A signed receipt from the Bondholder (Series A) or a reference from a member of the Stock Exchange regarding the execution of the transfer or the execution of the transfer via the TASE Clearing House for the principle and interest sums paid thereto by the Trustee for the Bonds shall absolutely release the Trustee for all matters related to the essence of executing the payment of the sums denominated in the receipt.

15.2	A receipt from the Trustee regarding the deposit of the principle and interest sums in its possession for the benefit of the Bondholders (Series A) as stated, shall be considered a receipt from the Bondholders (Series A) for the purpose of the statements of Section 15.1 above, in relation to the release of the Company for all connected to the execution of the payment of the sums denominated in the receipt.

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15.3	The sums distributed as stated in Sections10and 12 above shall be considered as payment at the expense of the repayment of the Bonds (Series A).

16.	Presentation of Bonds to the Trustee; Registration in Connection with Partial Payment

16.1	The Trustee may demand from the Bondholders (Series A) to present the Trustee, upon any interest payment or partial payment of principal and interest, with the Certificate of the Bonds (Series A) for which the payments are made. A Bondholder (Series A) will be required to present the Certificate of the Bond as stated, provided that the above will not require the Bondholder (Series A) to bear any payment and/or expense and/or impose on the Bondholder (Series A) liability and/or any debt.

16.2	The Trustee may record on the certificate of the Bonds (Series A) a note regarding the amounts paid as stated above, and the date of their payment.

16.3	The Trustee may, in any special case at its discretion, waive the presentation of the Certificate of Bonds (Series A) after being provided by the Bondholder (Series A) a waiver and/or guarantee that is sufficient to its satisfaction for damage that may be caused as a result of the non-registration of the note as stated, all as it sees fit.

16.4	Notwithstanding the above, the Trustee may, at its reasonable discretion, hold records in another manner regarding partial payments as stated.

17.	Investment of Funds

All of the funds that the Trustee may invest under the Deed of Trust will be invested thereby in Bank Leumi Le Israel B.M. or in Bank Hapoalim Ltd or in another bank in Israel with a rating of no less than AA in its name or for its deposit, in investments according to the Company’s provisions, all subject to the terms of the Deed of Trust, provided that it deposits in bank deposits, treasury funds issued by the Bank of Israel and/or government bonds issued by the Bank of Israel.

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In the event that it does so, it will only owe to those entitled to the same amounts the consideration received from the exercise of the investments, less its fees and expenses, charges and expenses related to the aforesaid investment and managing the trust accounts, the fees and less the obligatory payments applicable to the trust account, and the Trustee will act in accordance with the provisions of Sections 12 and/or 14 above, as applicable, with the balance of the funds as stated.

18.	Company’s Undertakings vis-à-vis Trustee

The Company hereby undertakes vis-à-vis the Trustee and Bondholders, as long as the Bonds (Series A) have not yet been fully repaid, as follows:

18.1	To maintain and manage the Company’s business and the business of its subsidiaries in an orderly and a proper manner.

18.2	To notify the Trustee and allow the Trustee to participate in all general meetings (whether annual general meetings or special general meetings) of the Company’s shareholders, including through the use of communication media at the Company’s expense, without granting the Trustee voting rights in such meetings. Notices through the MAGNA or MAYA systems will be deemed sufficient notices for the purpose of summoning the trustee to the general meetings.

18.3	To provide the Trustee or his authorized representative (of whose appointment the Trustee will notify the Company at the time of his appointment) any information about the Company or entities under its control (including explanations, calculations and documents related to the Company, its business and its business position and information which, according to the reasonable judgment of the Trustee, is required to protect the rights of the Bondholders) within ten (10) business days from the date of the Trustee’s request, and instruct the Company’s accountants and legal advisors to do so, no later than ten (10) business days from the date of the Trustee’s request, as long as, in the Trustee’s reasonable opinion, the information is required by the Trustee and his attorneys for the purpose of exercising and implementing the Trustee’s powers and rights under This Deed. It should be noted that the documents can be delivered by electronic media and/or personally.

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18.4	To administer and keep account books and regular records in accordance with the provisions of any law applicable to the Company, and to allow the Trustee and/or whoever is appointed in writing by the Trustee for this purpose, to review, at a time agreed upon in advance and at any reasonable time, no later than ten (10) business days from the date of the Trustee’s request, in any register and/or records as stated. It is noted that the documents can be delivered to the trustee by electronic media and/or personally.

18.5	To notify the Trustee in writing immediately and no later than three (3) business day after being made aware of any case in which an attachment is placed and/or execution proceedings take place on a material asset of the Company (as this term is defined in Section 8.1 above) and in any event in which a receiver, special manager and/or temporary and/or permanent receiver and/or trustee who is appointed in the framework of a request for a stay of proceedings under Section 350 of the Companies Law and/or any functionary, against the Company is appointed with respect to a material asset of the Company, and to take, at its expense, any reasonable means required in order to remove such an attachment or terminate the receivership, liquidation or management, as applicable.

18.6	No later than ten (10) business days from the date of publication of the Company’s annual financial statements, the Company will provide the Trustee with a confirmation signed by the Company’s CEO or the most senior financial officer in the Company, according to which, based on examinations he/she performed during the period commencing on the later date of the date of This Deed or the date of the confirmation given to the Trustee, and until the date of giving such confirmation, the Company has not breached This Deed, nor did it breach any of the provisions of the Bonds, unless expressly stated otherwise in the confirmation.

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18.7	If the Company ceases to be a Reporting Corporation, any reporting required from a company that is not a Reporting Corporation in accordance with the Regulatory Codex, including instructions regarding investments by institutional investors in non-governmental bonds. Each such report shall be signed by the CEO (or the person holding such a position even if their title is different) and the most senior officer in the field of finance in the Company. In the event of a report being delivered in accordance with the aforementioned, the Company shall deliver a notice to the TASE for publication in the MAYA system according to which the Company has committed The trustee is notified in accordance with this Section that the holder of the bonds may receive a copy of it upon presentation of a certificate of ownership.

18.8	To deliver to the Trustee, at its request, all the statements, presentations, documents, details and/or additional information that may be reasonably required by the Trustee to protect the rights of the Bondholders, no later than fifteen (15) business days from the date of the Trustee’s request.

18.9	To deliver to the Trustee a copy of any document or any information provided by the Company to the Bondholders.

18.10	To provide the Trustee with written notice, signed by a senior officer of the Company or the CEO of the Company, no later than five business days from the date of a written request of the Trustee, of the performance of any payment to the Bondholders under the Deed of Trust and of the balance of the amounts that the Company owes under the Deed of Trust at the same date to the Bondholders after the performance of the aforesaid payment.

18.11	To provide the Trustee with copies of notices and invitations provided to the Company, as stated in Section 26 of this Deed.

18.12	To notify the Trustee in writing of any change to its name or address no later than two trading days from the day of the change.

18.13	The Trustee will maintain the confidentiality of the information sent to him according to this Section, will not reveal it to anyone else and will not make any use of it, unless the discovery or use thereof is required in order to fulfill the Trustee’s position by law, according to the Deed of Trust or according to a court order.

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18.14	To provide the Trustee, no later than 15 days from the date of the issue of the Bonds (Series A) under the Prospectus and/or from the expansion of Series A as stated in Section 4.1, a copy true to the original of the bond certificate.

19.	Counsel

19.1	The Company hereby irrevocably appoints the Trustee as its counsel to execute and perform in its name and place all of the technical actions that it must perform under the terms included in this Deed, and to act in its name generally with respect to the technical actions that the Company must perform under this Deed and has not performed, or to perform some of the authorities granted thereto, and to appoint any other person as the Trustee sees fit, and to perform its position under this Deed, subject to the Company having failed to perform the technical actions that it must perform under this Deed within 14 days, as determined by the Trustee from the date of the Trustee’s demand, provided that it acted reasonably.

19.2	An appointment under Section 19.1 above shall not obligate the Trustee to perform any action, and the Company hereby exempts the Trustee and its agents in advance in the event in which it does not perform any action, and the Company waives in advance any claim vis-à-vis the Trustee and its agents for any damage caused or that may be caused to the Company directly or indirectly, for this, on the basis of any action that is not performed by the Trustee and its agents as stated above.

20.	Other Agreements

Subject to the provisions of the law and the limitations imposed on the Trustee by law, the fulfillment of the Trustee’s position under this Deed or its position as a trustee will not prevent it from engaging with the Company in other agreements or performing transactions therewith during the ordinary course of its business, provided that the same does not create a conflict of interests with serving as a trustee for the Bondholders (Series A).

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21.	Reports on Matters Relating to Trusteeship

21.1	The Trustee will be required to submit a report regarding the actions performed in accordance with the provisions of Section 35h1 of the Securities Law.

21.2	The Trustee will prepare, by June 30 of each year, for the previous calendar year, an annual report of the Trustee’s affairs (the “Annual Report”).

21.3	The Annual Report will include a report of extraordinary events in connection with the trusteeship that occurred during the past year.

21.4	The Trustee will publish (itself or through the Company at the request of the Trustee) the Annual Report on the MAGNA system.

21.5	In the event that the Trustee becomes aware of a material breach of this Deed and/or of the terms of the Bonds (Series A) on the part of the Company, based on public publications of the Company or under a notice of the Company to the Trustee under Section 18.5 above, it will notify the Bondholders (Series A) of the breach and the measures that it has taken to prevent or enforce the fulfillment of the Company’s obligations by the Company, as applicable. This obligation will not apply with respect to an event that is published by the Company under law. This obligation of the Trustee is subject to its actual knowledge of the breach event as stated.

21.6	The Trustee will update the Company of any report filed under this Section 21 and pass on to it a copy thereof.

21.7	The terms of this section above will not derogate from any other or additional reporting obligation imposed on the Trustee under any law.

21.8	The Trustee must submit a report regarding activity performed under the provisions of Chapter E1 of the Law at the reasonable request of the holders with at least ten percent (10%) of the balance of the par value of the Bonds within a reasonable time from the date of the demand, all subject to the confidentiality obligation borne by the Trustee vis-à-vis the Company as stated in Section 35j(d) of the Law.

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21.9	At the request of holders of more than five percent (5%) of the balance of the par value of the Bonds, the Trustee will transfer to the holders data and details regarding its expenses in connection with the trust.

21.10	As of the signing date of this Deed, the Trustee is insured under professional liability insurance in the amount of USD 10 million for the period (the “Coverage Amount”).If before the full payment of the Bonds (Series A), the Coverage Amount is less than USD 8 million for any reason, the Trustee will update the Company no later than seven business days from the date on which it was made aware of the aforesaid reduction from the insurer in order to publish an immediate report on the matter. The provisions of this section will apply until the date of entry to force of the Securities Regulations, which will regulate the insurance coverage obligation of the Trustee. After the entry to force of the Regulations as stated, the Trustee will be required to update the Company only in the case in which the Trustee does not meet the Regulation requirements.

22.	Wages and Coverage of Trustee’s Expenses

The Company will pay the Trustee its fees as set forth in Appendix 22 of This Deed.

23.	Special Powers

23.1	The Trustee may deposit all of the deeds and documents that indicate, represent and/or set forth its right in connection with the trusteeship at the subject of this Deed, including in connection with any asset that it possesses at the time, in a safe and/or another place determined, with an banker and/or banking company and/or with an attorney.

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23.2	The Trustee may, within the performance of the trusteeship under the Deed of Trust, commission any opinion or the counsel of any attorney, accountant, appraiser, assessor, broker or other expert (the “Consultants”) and act in accordance with their conclusions, whether the opinion or counsel was prepared at the request of the Trustee or the request of the Company and the Trustee will not be responsible for any loss or damage caused as a result of any action or omission performed thereby on the basis of the counsel or opinion as stated, unless determined in an absolute judgment that the Trustee acted negligently (excluding negligence exempt under law as it may be from time to time) and/or in bad faith and/or maliciously. The Company will bear all of the expenses of hiring the Consultants appointed as stated, provided that the Trustee will provide the Company with notice five days in advance of its intent to receive an expert opinion or counsel as stated, provided that the expenses are reasonable and commission such opinion or advice is required for the protection of the debenture rights (Series A) under the Deed of Trust. If the same does not harm the rights of the holders, the Trustee will provide the Company with notice five business days in advance of its intent to receive an expert opinion or counsel as stated. The trustee will also provide the Company reasonable detail as to the need for such an opinion or advice.

23.3	Any counsel and/or opinion as stated may be provided, sent or received by a letter, telegram, facsimile, email and/or other electronic means of transferring information, and the Trustee will not be responsible for actions performed on the basis of advice and/or an opinion or knowledge transferred via one of the methods mentioned above although it contains errors and/or was not authentic, unless the same errors could have been discovered in a reasonable inspection.

23.4	Subject to any law, the Trustee will not be required to notify any party of the signature of the Deed of Trust, and will not be permitted to intervene in any manner in the management of the Company’s business or affairs, other than based on the authorities that will be granted to the Trustee in this Deed or as agreed by the Company and the Trustee. The provisions of this Section will not limit the Trustee in actions that it must perform in accordance with the Deed of Trust.

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23.5	The Trustee will use in the trusteeship the powers, authorizations and permissions granted thereto under the Deed of Trust, at its absolute discretion and subject to the other provisions of this Deed. In the event that the Trustee does not, it will not bear liability for any damage and/or loss and/or expense that is caused to the Company and/or the Bondholders and/or that it may bear following any action and/or omission performed by the Trustee, including as a result of mistakes in discretion, unless determined in an absolute judgment that the Trustee acted negligently or in bad faith or maliciously or contrary to the provisions of this Deed, all in accordance with and subject to the provisions of the law.

23.6	Unless explicitly determined otherwise by Law or the provisions of this Deed, the Trustee is not required to act in a manner which is not expressly detailed in this Deed of Trust so that any information, including about the Company and/or in connection with the Company’s ability to meet its obligations to bondholders comes to his attention, and this is not his role.

24.	Trustees’ Power to Engage Agents

The Trustee may, in the framework of managing the trusteeship’s business, if it is deemed necessary to protect the rights of the debenture holders under the Deed of Trust, appoint agent/s that will act in its place, whether an attorney or another person, in order to perform or participate in the performance of special actions that must be performed in connection with the trusteeship (as the term “Special Operations” is defined in Appendix 22 below) and pay reasonable wages to any such agent, and without derogating from the generality of the above, to take legal proceedings. The company will be entitled to object to such appointment for any reasonable reason, including in the case where the sender is a competitor, either directly or indirectly, in the Company’s business. It will be emphasized that the company will convey its reasonable grounds for objection up to 5 business days after the trustee’s notification of the aforementioned appointment of a dispatcher.

It is clarified that the appointment of an agent as stated will not derogate from the liability of the Trustee for its actions and those of its agents. The Company undertakes to bear, in full, the reasonable cost involved in the employment of any such agent appointed by the Trustee, provided that this is possible in the circumstances, and if this does not prejudice the rights of the Bondholders. The Trustee will notify the Company in advance and in writing of its intention to appoint an agent and the costs involved.

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25.	Indemnification of the Trustee

25.1	The Company and the Bondholders (on the relevant effective date as stated in Section 25.6 below, each for its obligations as stated in Section 25.4 below) hereby undertakes to indemnify the Trustee and all of its officers, employees, agents or an expert that it appoints and/or that are appointed by the Trustee under the provisions of this Deed of Trust and/or under a lawful decision that is passed in a meeting of Bondholders (Series A) under the provisions of this Deed of Trust (the “Parties Eligible for Indemnification”):

25.1.1	For any damage and/or loss and/or financial charge under a judgment (for which a stay is not granted) or based on a settlement that has ended (if the settlement relates to the Company, and the Company provides its consent to the settlement) the grounds of which are related to actions performed by Parties Eligible for Indemnification or that they are required to perform under the provisions of this Deed and/or under law and/or an instruction of a competent authority and/or any law and/or at the request of the Bondholders (Series A) and/or at the request of the Company and/or for their position under this Deed; and

25.1.2	For the fees of the Parties Eligible for Indemnification and the reasonable expenses under the circumstances incurred and/or that will be incurred, and for any damage and/or loss that they sustain due to actions performed by the Parties Eligible for Indemnification or that they are required to perform under the provisions of this Deed, and/or under law and/or an instruction of the competent authority and/or under any law and/or at the request of the Bondholders (Series A) and/or at the request of the Company and/or in connection with use of the powers and authorities provided by virtue of this Deed, and in connection with any legal proceedings, opinion of an attorney and other experts, negotiations, discussions, expenses, insolvency proceedings, collection proceedings, debt arrangements, assessing the state of debt, valuations, claims and demands with respect to any matter and/or item performed and/or that is not performed in any manner with respect to the matter herein and/or their positions under this Deed.

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All provided that:

25.1.3	The Parties Eligible for Indemnification do not demand indemnification in advance regarding any manner that cannot be delayed (without harming their right to retroactive indemnification if and to the extent such right exists);

25.1.4	It is not determined in a final judicial decision that the Parties Eligible for Indemnification acted in bad faith and that the action was performed other than in the fulfillment of their positions, other than in accordance with the provisions of the law and/or other than under this Deed of Trust;

25.1.5	It is not determined in a final judicial decision that the Parties Eligible for Indemnification were negligent with negligence that is not exempt under law, as it may be from time to time;

25.1.6	It is not determined in a final judicial decision that the Parties Eligible for Indemnification acted maliciously;

The indemnification right under this Section 25.1 will be hereinafter: an “Indemnification Undertaking” or “Indemnification Entitlement”.

It is agreed that in any event in which it is claimed against the Parties Eligible for Indemnification that: (1) they acted in bad faith or other than in the fulfillment of their roles, or not in accordance with the provisions of the law or the Deed of Trust, and/or (2) they were negligent with negligence that is not exempt under law and/or (3) acted maliciously – they will be entitled to indemnification immediately upon their request for payment of the Indemnification Undertaking amount; however, if it is determined in a final judicial decision that they did in fact act as claimed against them as stated above, the Parties Eligible for Indemnification will return the Indemnification Undertaking amounts paid to them.

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25.2	Without derogating from the rights to compensation provided to the Trustee under law and subject to the provisions of this Deed and/or the obligations of the Company under this Deed, the Parties Eligible for Indemnification will be entitled to indemnification from the funds received by the Trustee in the proceedings taken regarding the obligations that it has undertaken, with respect to reasonable expenses incurred following the performance of the trusteeship or in connection with such actions, which in their opinion are required to be performed and/or in connection with use of the powers and authorities provided by virtue of this Deed and in connection with all types of legal proceedings, opinions of attorneys and other experts, negotiations, discussions, claims and demands regarding any matter and/or action that is performed and/or not performed in any manner with respect to this, and the Trustee may delay the funds available thereto and paid from them the amounts required in order to pay the indemnification as stated. All of the said amounts will have priority over the rights of the Bondholders (Series A) and subject to the provisions of any law, provided that the Trustee acts in good faith and in accordance with the obligations imposed thereon under any law and under this Deed. For the purpose of this Section, an action of the Trustee that is approved by the Company and/or the Bondholders will be considered an action that is reasonably required.

25.3	Without derogating from the Indemnification Undertaking in Section 25.1 above, in the event that the Trustee is required, under the terms of the Deed of Trust and/or under law and/or an instruction of a competent authority and/or any law and/or at the request of the Bondholders (Series A) and/or at the request of the Company and/or to protect the rights of the Bondholders (Series A) to perform any action including but not limited to commencing proceedings or filing cases at the request of the Bondholders (Series A) as stated in this Deed, the Trustee will be required to refrain from taking any such action until it receives, to its satisfaction, a financial deposit to cover the Indemnification Undertaking (the “Financing Cushion”) in the amount required, with first priority from the Company, and in the case in which the Company still has not deposited the entire Financing Cushion on the date required to do so by the Trustee, the Trustee will contact the Bondholders (Series A) that hold the Bonds (Series A) on the effective date (as stated in Section 25.4 below), with a request that they deposit the Financing Cushion amount, each its ‘relative share’ (as this term is defined below). In the event in which the Bondholders (Series A) do not actually deposit the entire “Financing Cushion” amount required, the Trustee will not be subject to the obligation to take any action or relevant proceedings. The provisions above will not exempt the Trustee from taking an urgent action required in order to prevent material detrimental harm to the rights of the Bondholders (Series A).

The Trustee is authorized to determine the “Financing Cushion” amount and may again create an additional cushion as stated from time to time, in the reasonable amount determined thereby. It shall be clarified that the payment by the holders under this Section will not release the Company from its obligation to bear the aforesaid payment.

25.4	The Entitlement for Indemnification:

25.4.1	Shall apply to the Company in any event of: (1) the Indemnification Entitlement is established at the reasonable discretion of the Trustee and/or under any law and/or under the terms of the Deed of Trust or in order to protect rights of the Bondholders (including due to a demand of a holder that is required for the sake of protection as stated); and (2) actions performed and/or required to be performed at the request of the Company, including due to a demand as stated.

25.4.2	Shall apply to Holders that hold, on the effective date (as stated in Section 25.6 below) in any event of: (1) the Indemnification Entitlement is established at the demand of the Bondholders (excluding entitlement established at the demand of Holders in order to protect the rights of the Bondholders); and (2) non-payment by the Company of the Indemnification Entitlement amount applicable thereto under Section 25.3 above (subject to the provisions of Section 25.6 below). It shall be clarified that the payment in accordance with subsection (2) above will not derogate from the obligation of the Company to bear the Indemnification Entitlement in accordance with the provisions of Section 25.4.1 above.

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25.5	In any event in which the Company does not pay the entire amount required to cover the Indemnification Entitlement and/or does not deposit the entire Financing Cushion amount, as applicable, and/or the Indemnification Undertaking applies to holders under the provisions of Section 25.4.2 above and/or the Holders are called to deposit the Financing Cushion amount under Section 25.3 above, the following provisions shall apply:

25.5.1	The funds will be collected in the following manner:

25.5.1.1	First - the amount will be financed from the interest and then from the principal that the Company is required to pay to the Bondholders (Series A) after the date of action. It is clarified that in the event that use is made of the same amounts by the Trustee, since the Company has not paid all of the amounts required to cover the Indemnification Undertakings and/or has not deposited the entire amount of the Financing Cushion, the same amounts will not be considered to have been repaid by the Company on account of the Bonds in favor of the Bondholders;

25.5.1.2	Second - if, in the Trustee’s opinion, the amounts deposited in the Financing Cushion are insufficient to cover the Indemnification Undertaking, the holders that hold on the Effective Date (as stated in Section 25.6 below) will deposit the missing amount, each in accordance with the relative share (as this is defined), with the Trustee.

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“Relative Share” shall mean: the relative share of the Bonds (Series A) held by the Holder on the relevant effective date as stated in Section 25.3 below of the total nominal value in circulation at the time. It is clarified that calculation of the relative share will remain effective even if after the same date a change occurs to the nominal value of the Bonds held by the Holder.

It shall be clarified that Bondholders that bear liability to cover expenses as stated in this Section above may bear expenses as stated in this section above in excess of their relative share, and in such a case, the priority will apply to the repayment of the funds in accordance with the provisions of Section 10 of This Deed.

25.6	The effective date for the determination of the obligation of a Holder in an Indemnification Undertaking and/or payment of the Financing Cushion is as follows:

25.6.1	In any event in which the Indemnification Undertaking and/or payment of the Financing Cushion is required due to an urgent resolution or action required in order to prevent material detrimental harm to the rights of the Bondholders (Series A), without a prior decision of the meeting of Bondholders (Series A) – the effective date for the obligation will occur at the end of the trading day of the day on which the action is taken or the decision is made, and if the same day is not a trading day, on the previous trading day.

25.6.2	In any event in which the Indemnification Undertaking and/or payment of the Financing Cushion is required based on a resolution of the meeting of Bondholders (Series A) – the effective date for the obligation will be the effective date for participation in the meeting (as this date is determined in the assembly notice) and will also apply to a holder that is not present or participating in a meeting.

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25.7	Payment of any amount imposed on the Company under this Section 25 by the Holders in lieu of the Company will not release the Company from its obligation to bear the aforesaid payment.

25.8	With regard to the priority of the reimbursement to Holders that bear payments under this Section from the receipts by the Trustee, see Section 10 above. The Trustee will act reasonably to return funds as stated that are paid by the Holders in place of the Company from the Company.

26.	Notices

26.1	Any notice on behalf of the Company and/or Trustee to the Bondholders will be provided through a report on the MAGNA system of the Securities Authority (the Trustee may instruct the Company and the Company will be required to immediate report on the MAGNA system on behalf of the Trustee, regarding any report in the form provided in writing by the Trustee to the Company),. Any notice that is published or sent as stated will be considered to have been provided to a Bondholder on the date on which it was published as stated.

26.2	Any notice or demand on behalf of the Trustee to the Company or on behalf of the Company to the Trustee may be provided in a letter sent via registered mail based on the address set forth in the Deed of Trust, or based on another address of which one party shall inform the other in writing (including an email address) or through dispatch via email or an agent, and any notice or demand will be considered to have been received by the Company: (1) in the event of dispatch via registered mail – three business days from the day on which it is sent via mail; (2) in the event of dispatch via email (with telephone verification of its receipt) – one business day from the date on which it is sent; (3) in the event of delivery by courier – upon the delivery by courier to the recipient or its offer for acceptance of the recipient, as applicable.

26.3	Unless otherwise expressly stated in this Deed, Anywhere in this Deed where Company is required to furnish any information to the Trustee, an immediate report to be published by the Company in MAGNA shall be deemed to be a due delivery to the Trustee of the said information therein.

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27.	Waivers, Compromises, and Changes to the Deed of Trust

Subject to the provisions of any law, excluding regarding changes or waivers which are not negligible with respect to (1) payment dates under the Bonds (including a technical change to the dates or effective date for payment4); (2) the interest rate5, adjustments of the interest arising from non-compliance with the financial covenants and a change to the rating; (3) undertakings of the Company in connection with the financial covenants and their breach; (4) undertakings of the Company in connection with the distribution; (5) provisions related to the expansion of a series; (6) the provisions pertaining to the law applicable to this Deed; (7) the terms of repayment and grounds for calling for immediate repayment; (8) the undertaking regarding non-creation of pledges; (9) the appointment of a representative; and (10) Interest cushion and expenses cushion, the Trustee may, from time to time and at any time when, in its opinion, there will not be harm to the rights of the Bondholders (Series A), waive any breach or non-fulfillment of any of the terms of the Bonds or the non-fulfillment of any of the terms of the Deed of Trust by the Company.

Subject to the provisions of any law and with the prior approval in a special resolution, the Trustee may, whether before or after the principal of the Bonds (Series A) is called for payment, settle with the Company in connection with any right or claim of the Bondholders (Series A), waive any right or claim of the Bondholders (Series A) or any of them vis-à-vis the Company under the Deed of Trust and the Bonds (Series A) and agree with the Company to any arrangement of their rights, including to waive any right or claim of the Bondholders (Series A) vis-a-vis the Company under this Deed.

In the event that the Trustee settles with the Company, waives any right or claim of the Bondholders (Series A) or agrees with the Company to any arrangement of rights of the Bondholders (Series A) after receiving the prior consent of the meeting of Bondholders (Series A) as stated above, the Trustee will be exempt from liability for this action, as approved by the general meeting, provided that the Trustee does not breach a fiduciary duty and does not act in bad faith or maliciously or with negligence that is not exempt under law, in the implementation of the resolution of the general meeting.

4Subject to the TASE approval

5Subject to the TASE approval.

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Without derogating from the provisions above, subject to the provisions of any law, the Company and the Trustee may, whether before or after the principal of the Bonds is called for payment, change the Deed of Trust and its appendices (including a change to the terms of the Bonds (Series A)) if one of the following is met:

(a)	If the Trustee is convinced that the change does not harm the rights of the Bondholders under the Deed of Trust (excluding regarding the matters listed in subsections (1) to (12) above in this section 28), provided that he has notified the Bondholders (Series A) of the same in writing.

(b)	The change is approved in a special resolution.

In any event of use of the Trustee’s right under this Section, the Trustee may demand from the Bondholders (Series A) that they provide it or the Company with the Certificates of the Bonds in order to record a note thereon regarding any settlement, waiver, change or amendment as stated, and at the request of the Trustee, the Company will record such a note. In any event of use of the Trustee’s right under this Section, it will inform the Bondholders (Series A) thereof in writing within a reasonable time.

28.	Register of Bondholders

28.1	The Company will keep and manage in its registered offices a register of Bondholders (Series A) in accordance with the Securities Law, which is open for the review of any person (the Register).

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28.2	The Register shall record the names and addresses of the Bondholders, and the principal amounts (and stated interest) owing to each Bondholder pursuant to the terms hereof from time to time. The entries in the register shall be conclusive absent manifest error, and the Company, the Trustee and the Bondholders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Deed of Trust. The Company will not be required to record in the Register any notice regarding explicit, implicit or estimated trusteeship, or a pledge or lien of any kind or any equitable right, claim or offset or any other right, in connection with the Bonds (Series A). The Company will solely recognize the ownership of a person in whose name the Bonds are recorded. The legal heirs, estate managers or executors of the registered owner and any person entitled to the Bonds, following a bankruptcy of any registered owner (and in the event of a corporation – following its liquidation), shall be entitled to be registered in the Register as a Holder after providing evidence which, in the opinion of the Company’s managers, is satisfactory to establish the right of such person to be registered as a Bondholder.

29.	Release

When it is proved to the satisfaction of the Trustee that all of the Bonds (Series A) are paid, redeemed or when the Company deposits sufficient amounts of money in trust with the Trustee which will suffice for the full and final redemption of the Bonds, in accordance with the provisions of this Deed, as well as when it is proved to the satisfaction of the Trustee that all of his wages and all of the expenditures made by the Trustee and/or his agents in connection with his operation according to the Deed of Trust and according to its provisions are paid to him in full, and the Trustee is required, at the Company’s first request, to act upon the monies deposited with him in respect of the Bonds (Series A) whose redemption was not requested, according to the terms stipulated in this Deed.

30.	Appointment of the Trustee, the Trustee’s Roles, the Trustee’s Powers, and the Expiry of the Trustee’s Service

30.1	The Company hereby appoints the Trustee as a trustee for the Bondholders (Series A) alone under the provisions of Section 35b of the Securities Law, including for the parties entitled to payments under the Bonds (Series A) that are not paid after the date of payment.

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30.2	The trusteeship for the Bondholders and the roles of the Trustee under the terms of this Deed will enter into force on the date of the allocation of the Bonds by the Company. The term of the Trustee’s appointment will be until the date of the convening of the holders’ meeting in accordance with the provisions of section 35B(a1) of the Securities Law.

30.3	From the date on which this Deed of Trust takes effect, the Trustee’s roles will be according to all laws and this Deed.

30.4	The Trustee will act in accordance with the provisions of the Securities Law.

30.5	The Trustee will represent the bondholders (Series A) in every matter stemming from the Company’s undertaking to them, and he will be entitled, for this purpose, to take action to exercise the rights given to the holders according to the Securities Law or according to the Deed of Trust.

30.6	The Trustee is entitled to initiate any proceeding for the purpose of protecting the rights of the holders in accordance with all laws and what is detailed in this Deed of Trust.

30.7	The Trustee is entitled to appoint agents as detailed in Section 24 above.

30.8	The Trustee’s actions are valid even if a defect is discovered in his appointment or eligibility.

30.9	The Trustee’s signature on this Deed does not constitute an opinion on his part regarding the nature of the offered securities or desirability of investment therein.

30.10	The Trustee will not be required to notify any party of the signing of this Deed. The Trustee will not interfere in any form whatsoever in the conducting of the Company’s business or affairs and this is not included amongst his roles. Nothing in this section will restrict the Trustee in any action which he must take in accordance with the provisions of this Deed.

30.11	Subject to the provisions of all laws, the Trustee is not required to act in a manner which is not expressly detailed in this Deed of Trust so that any information, including about the Company and/or in connection with the Company’s ability to meet its obligations to bondholders comes to his attention, and this is not his role.

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30.12	Subject to the provisions of all laws and what is stated in this Deed of Trust, the Trustee undertakes, by his signing this Deed, to maintain in confidentiality all information provided to him by the Company and will not disclose it to another and will not make any use thereof, unless it’s disclosure or use is required for the purpose of fulfilling his role according to the Securities Law, according to the Deed of Trust, or according to a court order. Said duty of confidentiality will apply as well to any agent of the Trustee (including any consultant, counsel, and so forth), Which, prior to receiving information from the Company, will sign a confidentiality letter with the Company in a reasonable and acceptable manner.

30.13	The Trustee is entitled to rely, in the framework of his trust, on any written document including a letter of instruction, notice, request, consent or approval, purporting to be signed by or originating from a person or entity which the Trustee believes in good faith was signed by or originated from him.

30.14	The provisions of the Securities Law will apply to the end of the Trustee’s service.

30.15	If the Trustee’s service ended, a new trustee will be appointed in his place at a meeting of the holders.

30.16	Despite the aforesaid, a resolution of the holders on the termination of the trustee’s service and his replacement with another trustee will be done, subject to any law, at a meeting at which holders with 50% of the balance of the par value of the bonds (Series A) present, or at a postponed meeting at which holders with at least 10% of said balance were present, with a majority of over 75% of those present and attending the vote.

30.17	Subject to the provisions of all laws, the Trustee whose service ended will continue serving in his position until the appointment of another trustee. The Trustee will provide the new trustee with all of the documents and amounts accrued by him in connection with the trust which is the subject of the Date of Trust for Series A, and will sign any documents required for this purpose. Any new trustee will have the same powers, obligations, and authorities, and he will be able to act for all intents and purposes as if he was appointed as trustee in the first place.

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30.18	The Company will publish an immediate report in any event of the resignation of the Trustee and/or the appointment of a different trustee.

31.	Bondholders’ Meetings

Series A Bondholders’ meetings will be conducted as stated in the Second Supplement of This Deed. At the Company’s request, the Trustee will provide the Company, within two (2) business days from the date of the convening of each such meeting, the details of all the bondholders who voted at the meeting (including the amount of bonds held by each of them) as well as their vote (for, against, abstained, etc.) of each such bondholder. At the Company’s request, a copy of the ballots delivered to the Trustee by the bondholders will be forwarded for review. The Company will keep this data confidential and will not be allowed to make use of the data except solely for the purpose of monitoring the accuracy of the voting results.

32.	Applicable Law

The only law which applies to this Deed of Trust and its appendices, including the bonds, is Israeli law. In the event of any matter that is omitted from this Deed and in any event of a conflict between the provisions of the law and this Deed of Trust, the parties will act only in accordance with the provisions of Israeli law which cannot be conditioned.

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33.	Exclusive Jurisdiction

The law applicable to this Deed of Trust, including its appendices, is the Israeli law only. In the event of a conflict between the provisions of the law and this Deed of Trust, the parties shall act in accordance with the provisions of Israeli law which cannot be conditioned.

The exclusive and sole jurisdiction in connection with this Deed of trust, including its appendices and the bond, as an appendix thereto, is subject to the competence court in Tel Aviv- Jaffa.

The Company and the Partnership shall not object to any motion by the Trustee and/or a bondholder that is submitted to an Israeli court for the application of Israeli law matters of a compromise arrangement, debt settlement and/or insolvency, and shall not object if an Israeli court seeks to apply Israeli law in matters a compromise arrangement, debt settlement and/or insolvency in connection with the Company and/or the Partnership, and the Company and/or the Partnership shall not raise arguments against Israeli jurisdiction regarding procedures taken by the Trustee and/or Bondholders as stated above.

34.	Trustee’s Liability

34.1	Notwithstanding what is stated in any law and anywhere in the Deed of Trust, inasmuch as the Trustee acted for the purpose of fulfilling his position in good faith and within a reasonable time, as well as ascertained the facts which a reasonable trustee would have ascertained under the circumstances, he shall not be liable for damage caused, unless it is determined in a final judgment that the Trustee acted with severe negligence. It is clarified that inasmuch as a contradiction shall be discovered between the provisions of this section and other provisions in the Date of Trust, the provisions of this section shall prevail.

34.2	If the Trustee acted in good faith and without negligence in accordance with the provisions of section 35H(d2) or 35H(d3) of the Securities Law, he will not be liable for performing said action.

35.	Addresses

The Parties’ addresses will be as detailed in the preamble to this Deed, or any other address regarding which appropriate written notice is given to the other party.

36.	Authorization to MAGNA

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763–2003, the Trustee hereby certifies to the entity authorized for the same on behalf of the Company, to electronically report to the Securities Authority regarding this Deed of Trust.

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In witness whereof the Parties have signed:

Mishmeret Trust Services Ltd.	Strawberry Fields REIT, Inc

I the undersigned, ___________, Advocate, of the offices of Fischer & Co, certify that this Deed of Trust was signed by Strawberry Fields REIT, Inc through Mr./Ms. __________, whose signature binds the Company in connection with this Deed of Trust.

________________________

____________, Adv.

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First Addendum

Certificate of Bonds (Series A)

Issuance of a series of ILS ____ million par value of Bonds (Series A), registered by name, of ILS 1 par value each, bearing fixed annual interest in the rate determined by a Tender (the “Interest”), repayable (principal) in three (3) non equal payments at the rate of 6% for each of the first payments from the principal and 88%% for the third and last payment from the principal, payable on September 30 of each of the years 2024 to 2026 (inclusive). The interest on the Bonds (Series A) will be paid in semiannual installments on September 30, 2024 and on March 31 and September 30 of each the years 2025 to 2026 (inclusive).

Bond (Series A) Registered by Name

Number 1

Par value ILS __________

Annual interest: fixed at a rate determined by the Tender.

The registered owners of the Bonds in this Certificate: The Nominee Company of the Tel Aviv Stock Exchange Ltd.

1.	This certificate indicates that Strawberry Fields REIT, Inc (the “Company”) will pay any party that is the registered owner of this Bond (the “Holder of the Bond (Series A)”) on the effective date for the same payment. The payments will be made on the following dates:

On September 30, 2024, 6% of the principal of the par value of the Bonds (Series A) that will be outstanding, on September 30, 2025 a rate of 6% of the principal amount outstanding, and on September 30, 2026, 88% of the principal of the par value of the Bonds (Series A) which are in circulation, all subject to the provisions listed on the overleaf and the Deed of Trust, dated [___] [___], [___] between the Company, as one party, and Mishmeret Trust services Ltd. and/or any party that serves from time to time as a trustee of the Bondholders under the Deed of Trust (the “Trustee” and the “Deed of Trust” respectively), as the other party.

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2.	This Bond is not linked (principal and interest).

3.	The final payment of principle and the final payment of the interest will be made in exchange for provision of the bond certificates (Series A) to the Company on the date of the final payment (i.e. on September 30, 2026) at the Company’s registered office or in any other place which the Company shall indicate.

4.	All of the Bonds (Series A) shall have an equal security rating between them (Pari Passu) in connection with the Company’s liabilities according to the Bonds (Series A) and without a priority right or preference for one over another.

5.	This Bond (Series A) is issued subject to the terms detailed on the overleaf, the terms detailed in the Deed of Trust, and the Prospectus.

Signed by the Company on _______, 2024

By:

Authorized Signatory: ____________	Authorized Signatory: ___________

I the undersigned, _________, Advocate, certify that this bond certificate was duly signed by Strawberry Fields REIT, Inc according to its bylaws, by means of Mr. _____, and his signature binds the Company for purposes of this bond.

__________, Adv.

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The Terms Listed on the Overleaf

1.	General

In this (Series A) bond, the following expressions shall have the following meanings and inasmuch as they are not defined below, shall have the meaning given them in the Deed of Trust, unless a different meaning is implied by the context:

“Business Day” or a “Bank Business Day”	Any day on which the exchange clearinghouse of most of the banks in Israel are open to carry out transactions.

“Principal” -	The unpaid par value of the (Series A) bonds.

“Special Resolution” –	a resolution passed in a general meeting of Bondholders (Series A), who are present themselves or by their counsel whose Bonds represent at least 50% of the balance of the par value of the Bonds (Series A), or in an adjourned meeting attended by the Bondholders, themselves or by their counsel, who hold at least 20% of the balance of the par value as stated, and which is passed (whether in the original meeting or adjourned meeting) with a majority of at least two thirds (2/3) of the balance of the par value of the Bonds (Series A) represented in the vote.

“Ordinary Resolution” -	A resolution passed by a simple majority at a general meeting of the Bondholders, in which at least two Bondholders who together hold at least twenty-five percent (25%) of the outstanding par value balance of Bonds were present (in person or by their proxy);

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The “Nominee Company” –	The Nominee Company of the Tel Aviv Stock Exchange Ltd or a nominee company that will replace it, provided all the Company’s securities will be registered under its name.

“Trading Day” -	A day on which transactions are made in the Tel Aviv Securities Exchange Ltd.

“Clearing Housing of the Stock Exchange” -	The Securities Authority The Tel Aviv Stock Exchange Ltd.

2.	The Bonds

For details regarding the Bonds (Series A), see section 2 1.11of the Deed of Trust.

3.	Terms of Bonds (Series A)

a)	The Bonds (Series A) will be repayable (principal) in three (3) non-equal installments of 6% of the principal in each of the two first payments and at a rate of 88% in the third and last payment, which will be paid on September 30 of each of the years 2024 to 2026 (inclusive).

b)	The unpaid balance of the principal will bear fixed annual interest at the rate determined in the Tender (but subject to adjustments in the case of a change to the rating of the Bonds (Series A) and/or deviation from the financial covenants set forth in Sections 5.2 and 5.3, respectively, in the Deed of Trust.[6]

c)	(The Bonds (Series A) shall not be linked.

d)	The interest for the Bonds (Series A) will be paid in semiannual payments, on September 30, 2024 and on March 31 and September 30 of each of the years 2025 to 2026 (inclusive).

6 It is clarified that if the Bonds (Series A) are rated by more than one reading company, the ratings test for the purpose of adjusting the interest rate to a change in rating (if and inasmuch as there shall be such a change) shall be done, at all times, according to the lower of the ratings.

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e)	The first payment of principal in respect of the Bonds (Series A) will be on September 30, 2024. The first payment of interest on the Bonds (Series A) will be paid on September 30, 2024 for the period beginning on the first trading day after the tender date and will end on the last day before the date of the first interest payment (namely, on September 29, 2024) (the “First Interest Period”) which shall be calculated according to the number of days during this period on the basis of 365 days per year. The interest rate which will be paid for a particular interest period (other than the First Interest Period) (meaning, the period which begins on the payment day of the prior interest period and ending on the last day before the payment date immediately after the commencement date) will be calculated as the yearly interest rate as determined in the tender (the “Semiannual Interest Rate”). The Company will publicize, in the immediate report on the results of the tender, the initial interest rate, the annual interest rate that will be determined in the Tender and the Semiannual Interest Rate.

f)	The final payment of principle and the final payment of the interest will be made in exchange for provision of the bond certificates (Series A) to the Company on the date of the final payment (namely, on September 30, 2026) and the Company’s registered office or in any other place which the Company shall indicate. Such notice by the Company will be published no later than five (5) business days before the date of the final payment.

g)	It is clarified that a person who is not registered in the registry on March 19 and September 18 of any relevant period preceding the payment date of that payment shall not be entitled to payment of interest for the interest term beginning before the same date.

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4.	Payments of Principal and Interest of the Bonds (Series A)

(a)	Every payment on account of the principle and/or interest which shall be paid with a delay exceeding seven (7) days from the date stipulated for its payment according to the bond terms, and this for a reason under the Company’s control, shall bear lateness interest as defined below, beginning on the date stipulated for its payment and until the date of actual payment. Regarding this, the rate of interest in arrears shall be addition 3% to the interest rate on bonds as stated in section 3(b) above, and all on a yearly basis (the “Arrears Interest”). The Company shall give notice of the rate of Interest which has accrued (inasmuch as it has accrued) on the precise interest rate for the period, including the annual interest plus the arrears interest, as well as the date of payment, in an immediate report and this two (2) trading days before the date of actual payment.

(b)	Payment to those who are so entitled will be done by check or bank transfer and/or by means of the Exchange Clearinghouse in favor of the bank account of the bondholders (Series A). If the Company cannot, for any reason whatsoever which is not under the Company’s control, pay any amount to those so entitled, the provisions of Section 14of the Trust Deed will apply.

(c)	A bondholder (Series A) who so wishes, will notify the Company of the details of the bank account to be credited with payments to that same holder according to the Bonds (Series A) as aforesaid, or of a change in the details of said account or his address, as applicable, in a notice which will be sent by registered mail to the Company. The Company shall be required to act in accordance with the notice from the holder regarding said change after the passing of 15 business days from the date on which the holder’s notice reached the Company.

(d)	If a bondholder registered in the Registry did not timely provide the Company with details regarding his bank account to be credited with the transfer of payments to the same holder, according to the bond, every such payment will be made by check which will be sent by registered mail to his last address registered in the Registry. Sending of a check to one so entitled by registered mail as aforesaid will be considered for all intents and purposes as payment of the amount determined therein on the date of its sending by mail, provided that the check is deposited in the bank and actually paid.

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5.	Postponement of Dates

In any event in which a date for payment on account of principle and/or interests falls on a day which is not a business day, the payment date will be postponed to the first business day thereafter, without additional payment and the “Effective Date” for the purpose of determining entitlement for redemption or interest will not change as a result.

6.	Securing the Bonds

See Section 6 of the Deed of Trust.

7.	Refraining from Payment for a Reason Which is not under the Company’s Control

See Section 14 of the Deed of Trust.

8.	Register of Bondholders

See Section 28 of the Deed of Trust.

9.	Splitting Bond Certificates

(a)	In respect of the Bonds (Series A) registered in the name of one holder, the holder shall be issued one certificate, or at his request, he shall be issued a number of certificates in a reasonable amount (and the certificates mentioned in this section shall hereinafter be called: the “Certificates”).

(b)	Every bond certificate may be split to bond certificates where the sum of all of their par value equals the amount of the par value of the certificate whose splitting is requested, provided that said certificates shall not be issued except in reasonable amounts. We split will be done in exchange for providing that same bond certificate together with a written request signed by the registered holder given to the Company at its registered office for the purpose of carrying out the split. All of the costs involved in the split, including taxes and levies, if such shall apply, will fall on the party requesting the split.

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10.	Transfer of Bonds

The bonds may be transferred and their full par value, as well as in part, provided that it shall be in whole New Israel Shekels. Every bond transfer shall be done by a letter of transfer in an accepted wording, duly signed by a the registered holder or his legal representatives and by the recipient of the transfer orders legal representatives, which shall be provided to the Company at its registered office together with the bond certificates transferred in accordance there with as well as every other proof required by the Company for the purpose of proving the transferor’s right to transfer them. If tax or any other mandatory payment shall apply to the letter of transfer of the bonds, proof of their payment shall be provided to the Company which shall be satisfactory to the Company. The Company’s Articles of Incorporation which apply to the transfer shares which are fully paid and their assignment will apply, mutatis mutandis, as applicable, on the manner of the transfer of the bonds and their assignment. In the event of a transfer of only a portion of the amount of the determinate principle in a bond certificate, it is necessary to first split, according to the provisions of section 9 above, the certificate to a number of certificates as required by the same, in a manner such that the sum of all of the determinate principle amounts therein will be equal to the amount of the determinate principle of said bond certificate. After fulfilling all of these conditions, the transfer shall be registered in the registry, and the Company shall be entitled to require that a notice regarding said transfer be registered on the certificate of the transferred bond which will be provided to the transfer recipient or that he be issued a new bond certificate in its place, and the transferee shall be subject to all of the conditions detailed in the transferred bond certificate such that in a place that it states “the holder” it shall be seen as if it says “the transferee”, and he shall be considered as a “holder” for purposes of the Deed of Trust.

11.	Early Redemption

Regarding early redemption of the Bonds at the initiative of the Stock Exchange and early redemption at the initiative of the Company, see Section 57 of the Deed of Trust.

12.	Purchase of Bonds by the Company and/or an Affiliate

See Section 3 of the Deed of Trust.

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13.	Waivers; Compromises, and Changes to the Deed of Trust

See Section 27 of the Deed of Trust.

14.	Bondholders’ Meetings

The general meetings of bondholders (Sears A) shall be convened and shall be conducted in accordance with what is stated in the Second Supplement of the Deed of Trust.

15.	Receipt from Bondholders

See Section 15 of the Deed of Trust.

16.	Right to Call for Immediate Repayment

See Section 8 of the Deed of Trust.

17.	Notices

See Section 26 of the Deed of Trust.

18.	Applicable Law and Judicial Authority

See Sections 32 and 0 of the Deed of Trust.

19.	Order of Priorities

In the event of a contradiction between this supplement and the Deed of Trust, the Deed of Trust shall prevail.

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Second Addendum

Bondholders’ Meetings (Series A)

1.	Entitlement to Convening a Meeting

1.1.	The Trustee will convene a meeting of Holders if it sees that the same is necessary or at the request of one or more Bondholder (Series A) who has at least 5% (five percent) of the balance of the par value of the Bonds (Series A). In the event that those requesting the calling of the meeting are bondholders, the Trustee will be entitled to require indemnification, including in advance, from the requesters for the reasonable expenses involved.

1.2.	It shall be clarified that the indemnification demand by the Trustee shall not detract from the calling of a meeting which was called for the purpose of initiating an action designed to prevent harm to the rights of the bondholders and the indemnification demand shall not derogate from the Company’s obligation to bear the expenses involved in calling the meeting.

1.3.	The Trustee will call a meeting of bondholders within 21 days from the date on which the request that it be convened is submitted to him, on a date which shall be stipulated and of the summons, and provided that the date of convening will not be earlier than seven days and no later than 21 days from the date of the summons; however the Trustee is entitled to advance the convening of the meeting to at least one day after the summons date, if he believes that this is required for the purpose of defending the holders’ rights; should he do so, the Trustee will explain the reasons for advancing the convening date in the report regarding the meeting summons.

1.4.	If the Trustee did not call a meeting of holders, according to the holder’s request as aforesaid, within 21 days from the date he was requested as aforesaid, the holder is entitled to convened the meeting, and provided that the date of convening will be within 14 days of the end of the period in which the Trustee must call the meeting, and the Trustee will bear the expenses incurred by the holder in connection with convening the meeting.

1.5.	Every meeting of bondholders (Series A) will take place in Israel and a place indicated by the Company and/or the Trustee, and the Company will bear the reasonable expenses of convening the meeting.

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2.	Meeting Summons and Meeting Agenda

2.1.	A summons to a meeting by the Trustee for the purpose of consultation only with the bondholders will be published at least one day before the date of its convening (“Consultation Meeting”). An agenda will not be published for, and no resolutions will be adopted at a Consultation Meeting.

2.2.	A summons to a meeting which is not a Consultation Meeting will be published in accordance with the provisions of the Securities Law as it shall exist from time to time, at least 7 (seven) days, but no more than 21 days before the convening of the meeting ( “Summons”).

2.3.	The Trustee will determine the agenda at the bondholders meeting. One or more Bondholder (Series A) who has at least 5% (five percent) of the balance of the par value of the Bonds (Series A) is entitled to request that the Trustee include a topic on the holders’ meeting which will be convened in the future, provided that the topic is appropriate in the Trustee’s opinion for discussion at said meeting;

2.4.	The Trustee will be entitled to shorten the date of convening to at least one day after the date of the summons if he saw that delay in convening the meaning constitutes or is likely to constitute injury to the rights of the bondholders. Should he do so, the Trustee will explain the reasons for advanced in the convening of the meeting in the report regarding the meeting summons.

2.5.	The summons shall detail:

2.5.1.	Location where the meeting will be convened;

2.5.2.	The date and time on which the meeting will be convened;

2.5.3.	The legal quorum for commencing the meeting as detailed in section 3 below;

2.5.4.	The effective date for participation in the meeting.

2.5.5.	The topics to be discussed at the meeting and proposed resolutions will be indicated;

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2.5.6.	Arrangements regarding written voting;

3.	The Legal Quorum for Commencing the Meeting and Postponed Meeting

3.1.	A Consultation Meeting will take place with any number of participants.

3.2.	A meeting of bondholders so commence after it is proved that the required legal quorum as stated below for holding the meeting is present.

3.3.	Subject to the presence of the required legal quorum for the meeting which was convened to adopt special resolutions and subject to the provisions of the Securities Law and the Deed of Trust, the legal quorum for holding a holders’ meeting is the presence of at least two bondholders who have 25% (twenty-five percent) at least of the unpaid balance of the par value of the bonds in circulation and that time, within half an hour from the time stipulated for opening the meeting

3.4.	If within half an hour from the time stipulated for the opening of the meeting, a legal quorum is not present, the meeting will be postponed to a different date which shall not be earlier than two business days after the date stipulated for holding the original meeting or one business day, if the Trustee believes that this is required for the purpose of protecting the rights of the bondholders; if the meeting is postponed, the Trustee will explain the reasons for this in the report regarding the postponed-meeting summons.

3.5.	Other than in connection with a meeting which was convened to adopt as resolution that is required to be adopted as a special resolution and subject to the provisions of the Securities Law, if you legal corm is not present at the postponed holders’ meeting within half an hour from the time stipulated for its commencement, the quorum shall be legal with any number of participants; if the meeting is convened following a request from the holders, as set forth in Sections 1.2 and 1.3 above - the legal quorum of Bondholders will be one or more holding at least 5% (five percent) of the balance of the par value of the bonds existing in circulation on the effective date for the meeting.

3.6.	Bonds held by a related person (as defined in section 3.2 of the Deed) will not be taken into consideration for the purpose of determining the legal quorum.

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4.	Chairperson

At every holders’ reading, the Trustee or whomever he appoints shall serve as chairperson of that same meeting.

5.	Adjourned Meeting

5.1.	A meeting which has been opened shall be adjourned at the notice of the Trustee or notice of the chairperson of the meeting, and it may have one or more sessions.

5.2.	In a holders’ meeting which has a legal quorum, the meeting chairperson and/or the Trustee are entitled to decide to hold an additional session which will take place on a different date and location which will be determined by the Trustee ( “Adjourned Meeting”).

5.3.	The Trustee will be responsible for publicizing a notice regarding the date and location on which the Adjourned Meeting will be convened, and provided that said notice shall be given 12 hours at least before the convening of the Adjourned Meeting.

5.4.	At an Adjourned Meeting, only a topic which was on the agenda of the original meeting regarding which no resolution was adopted will be discussed.

5.5.	A holder who was not present at the original meeting will be able to be present for the Adjourned Meeting and vote on the topics which have been presented for vote (and for which the vote has not yet been sealed) and will be presented for voting, subject to the fact that he proves his ownership of bonds which are the subject of the meeting to the one calling the meeting as of the effective date of the meeting is stipulated in summons notice for the meeting.

6.	Provisions for Special Meetings

In a meeting of bondholders the agenda of which contains one of the following, the provisions below will apply regarding the legal quorum in a meeting of holders or an adjourned meeting, and regarding the majority required for passing the resolutions:

6.1.	In a meeting the agenda of which contains calling the bonds for immediate repayment - the provisions of Section 8.2.2 of the Trust Deed will apply.

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6.2.	In a meeting the agenda of which contains removing the Trustee from his service - the provisions of Section 30of the Trust Deed will apply.

6.3.	A change and/or amendment and/or addition to the Trust Deed - the provisions of Section 28 of the Deed of Trust will apply.

At a meeting on whose agenda includes a resolution on a topic regarding which it is stipulated in the Trust Deed or the bond that it is subject to a special resolution, the legal quorum is the presence of bondholders who own fifty percent (50%) at least of the balance of the bonds’ par value or at a postponed meeting, the presence of bondholders who own twenty percent (20%) at least of the balance of the bonds’ par value. The required majority for adopting a special resolution (whether at the original meeting or at a postponed meeting) is a majority of two-thirds (two thirds) of the balance of the bonds’ par value which is represented at the vote.

7.	Position Statements

7.1.	The Trustee or the bondholder, one or more, who owns at least 5% (five percent) of the balance of the bonds’ par value (Series A) is entitled to make a written application to the bondholders in a letter which will be attached to the ballot in order to convince them regarding the manner of their vote on one of the topics raised for discussion at that same meeting (in this supplement – “Position Statement”).

7.2.	A holder who wishes to make use of this right will give notice of the same to the Trustee during the session in which it is resolved to bring that same topic to a vote and will provide the Trustee with the Position Statement within 24 hours of the date of that same session.

7.3.	Any meeting which was summoned following a request by shareholders or by the shareholders as detailed in sections 1.1 and 1.3, every holder will be entitled, by means of the Trustee, to publish a Position Statement in relation to the topics which are on the agenda for the meeting.1.21.3

7.4.	The Trustee in the Company will be entitled, each one individually, to publish a Position Statement in response to the Position Statement which was sent in accordance with 7.1 and 7.3 above, or in response to another application to the bondholders.

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7.5.	Position Statements will not be published at a Consultation Meeting.

8.	Votes at a Meeting

8.1.	The vote at a meeting of the holders of the Bonds (Series A) will take place in relation to the topics which were detailed in the summons only.

8.2.	A holder of a Bond (Series A) will be entitled to vote himself, by means of an agent appointed in accordance with this supplement or by means of a ballot.

8.3.	The meeting chairperson is entitled to determine that votes will be by ballot or by means of vote during the course of the meeting. In the event in which the chairperson determined that the vote will be by means of ballot, the trustee will ensure that the text of the ballot will be distributed to the holders, and will determine the date on which the vote is closed by which time the holders must send the full and duly signed ballot to the Trustee. The Trustees entitled to require that a holder declare, in the framework of the ballot, the existence or absence of a conflict of interest (as defined infra) which he has, in accordance with the Trustee’s judgment. A holder who does not fill out the ballot in full and/or does not prove his entitlement to participate and vote at a meeting according to the provisions of the Second Supplement will be considered as one who has not submitted a ballot and accordingly has chosen not to vote on the topic(s) which are on the ballot. A fully filled out and duly signed ballot in which the holder indicated his vote which reaches the Trustee by the deadline determined for the same will be considered as presence at the meeting for the purpose of breaching the legal quorum at the meeting. Accordingly, the Trustee may, at its discretion and subject to any law, hold a voting meeting in which votes are held through ballots and without convening the holders, and also hold a vote through ballots in a voting meeting (including its adjourned meeting) in which the legal quorum is not present when the meeting is opened, as required to pass the resolution on the agenda, provided that the Trustee receives, by the time of closing the voting meeting, which is received in the notice to convene the meeting or hold the vote, as applicable, ballots from the holders constituting the legal quorum required for passing the resolution in the original meeting or an adjourned meeting, as applicable.

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8.4.	Unless expressly stipulated otherwise in this Deed, the required majority for adopting any resolution by the general meeting is an ordinary majority of the number of votes represented in the vote and those voting for or against. Additionally, but subject to the provisions above, the Trustee is entitled to decide at his discretion in accordance with the circumstances whether adoption of a resolution requires a majority which is not ordinary.

8.5.	The Trustee will participate in the meeting without the right to vote. The Company may, through its representatives, present matters before the discussion and respond to questions from holders, if any. Notwithstanding the above, it shall be clarified that the Trustee may, at its sole discretion, resolve that the meetings of holders, in whole or in part, will take place in the absence of the Company or a representative on its behalf or a related holder or any other person, without being subject to the obligation to provide grounds.

8.6.	Holders of the bonds are entitled to participate and vote in every general meeting on their own or by means of representatives. Every voter by bondholders will be conducted according to the number of votes such that every bondholder or his representative will be entitled to one vote in respect of every ILS 1 par value from the total specified principle which has not yet been repaid of the bonds based on which he is entitled to vote. In the event of joint holders, only the vote by the requested registered first between them in the registry, whether himself or by means of an agent.

8.7.	A bondholder or his agent are entitled to vote in respect of a portion of his votes in favor of a particular proposed resolution, and against in respect of another portion, and in respect of another portion to abstain, all as he sees fit.

9.	Declaration of Adoption of a Resolution

The declaration by chairperson that a resolution at a holders’ meeting was adopted or rejected, whether unanimously or by some majority, shall be prima facie evidence of what is stated therein.

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10.	Letter of Appointment

10.1.	A letter appointment appointing an agent will be in written and will be signed by the a pointer or by his authorized representative, in writing as required. If the pointer is a corporation, the appointment will be made in writing, signed with of the corporation’s stamp and the signature of the clerk of the corporation or the corporation’s representative who is authorized to do so. A letter of appointment of an agent will be drafted in any common form. An agent is not required to be a holder himself.

10.2.	A letter of appointment and the power of attorney or another certificate based on which the letter of appointment is signed, or a certified copy of such a power of attorney, will be deposited in the Company’s office prior to the time of the meeting regarding which power of attorney is granted, unless otherwise stipulated in the notice calling the meeting.

10.3.	A vote cast in accordance with the terms in the document appointing an agent shall be valid even if the grantor passes away beforehand or is declared legally incompetent or the letter of appointment is annulled or the bond regarding which the vote was cast is transferred, unless prior to the meeting, written notice regarding the death, declaration of incompetence, annulment, or transfer, as applicable, is received in the Company’s registered office.

10.4.	Subject to the provisions of Section 11.2 above, every corporation which owns bonds is entitled by written and duly signed authorization, to empower a person as it sees fit to act as its representative at every meeting of bond owners, and a person thus authorized is entitled to act in the name of the corporation which he represents.

11.	Minutes

11.1.	The Trustee will prepare minutes of the holders’ meeting and will maintain them in his registered office for a period of seven years from the date of the meeting. The Trustee may prepare minutes of a meeting of parts thereof by way of recording.

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11.2.	Minutes signed by the chairperson of the meeting will serve as prima facie evidence of the matters listed therein. A declaration by the chairperson of the meeting regarding adoption of a resolution or its rejection and a notation regarding the matter in the minutes’ registry shall serve as prima facie evidence of this fact.

11.3.	The registry of minutes of holders’ meetings will be maintained in the Trustee’s registered office and will be open for examination by the Company and the bondholders, and a copy thereof will be sent to the Company and to any bondholder requesting it.

11.4.	The Trustee will be entitled to delay delivery of any minutes, to any entity whatsoever, if in his exclusive discretion, provision of the minutes, in whole or in part, may harm or cause result in harm to the rights of bondholders (Series A).

12.	A person or persons appointed by the Trustee, the Company Secretary, and any other person or persons so authorized by the Trustee will be entitled to be present at the bondholders’ meeting. In a case in which according to the Trustee’s reasonable discretion it shall be necessary to engage in discussions during a portion of the meeting outside of the presence of the Company’s representatives, then representatives of the Company or anyone on their behalf will not take part in that same portion of the meeting.

13.	Everything stated in this supplement is subject to the Deed of Trust.

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Third Addendum

Urgent Representation for the Holders of Bonds

1.	Regarding the Bonds (Series A), insofar as an urgent representation of the Bondholders of the Bonds (Series A) as set forth below, the Company undertakes that the urgent representation shall be appointed to act in accordance with the relevant provisions of Appendix 5.2.4.4 to Chapter 4 in Part 2 (Management of Investment Assets and Provision of Credit ) In Section 5 (Principles of Business Conduct) in the Consolidated Circular,[7] And the Company undertakes to act in cooperation with the urgent representative and the trustee, to the extent necessary for carrying out the tests required by them and formulating the decision of the urgent representatives, and to transmit to the urgent representative office all the data and documents in the Company’s possession that will be required of it for the Company and which were requested in writing.

2.	Appointment; Tenure

2.1	The Trustee may, or at the request of the Company in writing – will be obligated, to appoint and convene the urgent representation from among the Holders of Bonds, as detailed below (the “Urgent Representation”).

2.2	For the Urgent Representation the Trustee will appoint three (3) Holders of Bonds, who to the best of the Trustee’s knowledge, are holders of a par value higher than all of the Holders of Bonds, and which will declare that they have fulfilled all of the conditions detailed below (the “Members of the Urgent Representation”). In a case where any of them cannot serve as a Member of the Urgent Representation, as stated, the Trustee will appoint the Holder of Bonds with the next highest par value holding, for which all of the conditions have been fulfilled, as detailed below.

And these are the conditions:

2.2.1	The Holder of Bonds does not have a conflict of interest due to the existence of any additional material interest that is conflicting a matter derived from the office of the Urgent Representation, and from his holding of Bonds. For the avoidance of doubt it shall be clarified that a Holder who is a connected party (as the term is defined in Section 3.2of the Deed of Trust, will be considered as having a conflict of interest as stated, and will not serve in the Urgent Representation;

7 http://ozar.mof.gov.il/hon/2001/law/Codex.asp

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2.2.2	During the course of that same calendar year, a bondholder does not serve on similar representations for other bonds whose aggregate amount exceeds the amount of the asset portfolio managed by him, which was determined as the maximum amount allowing the service on the Urgent Representation according to the Antitrust Commissioner’s orders in relation to establishment of an urgent representation;

2.3	If during his office in the Urgent Representation, one of the circumstances noted in Sections 2.2.1 and 2.2.2 above failed to be fulfilled, then the member’s office will expire and the Member of the Representation as stated will notify as such in writing to the Trustee and the Trustee will appoint another member in his place, from among the Holders of Bonds, as stated in Section 2.2 above.

2.4	Prior to the appointment of the Members of the Urgent Representation, the Trustee will receive, from the candidates for serving as Members of the Urgent Representation, a declaration regarding the existence of lack of conflicts of interest, as stated in Section 2.2.1 above, and regarding serving in additional representations, as stated in Section 2.2.2 above. Similarly, the Trustee is entitled to require such a declaration from the members of the Urgent Representation at any time during the course of the Urgent Representation’s service. A holder who does not provide said declaration will be considered as having a conflict of interests or preclusion from service based on the Antitrust Commissioner’s orders as aforesaid, as applicable. In relation to a declaration regarding a conflict of interest, the Trustee will check for the existence of conflicting interests and to the extent required, will decide whether the conflicts of interest disqualified that same holder from service on the Representation. It should be clarified that the Trustee will rely on the said declarations and will not conduct an additional personal test or investigation. The Trustee’s determinations in these matters shall be final.

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2.5	The term of office of the Urgent Representation will end on the date where the Company will publish the decisions of the Urgent Representation in connection with providing an extension to the Company for the purpose of fulfilling the conditions of the Deed of Trust, as detailed in Section 8 of the Deed of Trust, but in any event shall not exceed three months from the appointment date.

3.	Authority

3.1	The Urgent Representation shall have the authority to grant a one-time extension to the Company in connection with the dates for fulfilling any of the financial obligations set forth in the Deed of Trust in a manner that will not apply as the grounds for immediate repayment as in Sections 8.1.11 through 8.1.13 of the Deed of Trust, as applicable, for the entire extension term, as granted, for a term that is up to the publication date of the financial statements after the publication date of the financial statements, from which it arises that the company did not fulfill a financial obligation for two consecutive calendar quarters or for a term of up to 90 days, whichever is earlier. It shall be clarified that the period of time up until the appointment of the Urgent Representation shall be taken into consideration in the framework of the aforesaid extension, and it will not constitute cause for granting any additional extension to the Company beyond the aforesaid. It shall be clarified that the Urgent Representation’s activities and the collaboration between its members shall be limited to discussion of the possibility of granting said extension and no other information which does not relate to the granting of said extension shall be shared between the members of the Representation.

3.2	If an Urgent Representation is not appointed as aforesaid, or if the Urgent Representation decided not to grant the Company and extension as stated in section 3.1 above, the Trustee will be required to call a meeting of the bondholders in accordance with the provisions of section 8.2 of the Deed.

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The above shall not derogate from the authority of the Trustee to convene an assembly of Holders of Bonds, including in relation to that matter for which the Urgent Representation was convened. If the decision of the assembly of Holders of Bonds was made for that matter, the decision of the assembly shall prevail over the decision of the Urgent Representation, including vis-à-vis the Company.

4.	The Company’s Obligations in Connection with the Urgent Representation

4.1	The Company undertakes to provide the Trustee all information in its possession or which it is able to secure in connection with the identity of the bondholders and the scope of their holdings. Similarly, the Trustee will act to secure said information in accordance with the authorities granted him according to law.

4.2	In addition, the Company undertakes to fully cooperate with the Urgent Representation and the Trustee, inasmuch as required for the purpose of executing the required checks by them and formulating the Urgent Representation’s decision, and to provide the Urgent Representation all of the data and documents in its possession or which it is able to reasonably secure which are required by it regarding the Company subject to the limitations of law. Without derogating from the generality of the aforesaid, the Company shall provide Urgent Representation with the relevant information for the purpose of formulating the decision, which to the best of the Company’s knowledge shall not include any misleading detail and shall not be lacking.

4.3	The Company shall bear the Urgent Representation’s expenses, including the cost of employing advisors and experts by the Urgent Representation or on its behalf and in this regards, the provisions of section 25 of the Deed will apply, mutatis mutandis.

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5.	Liability

5.1	The Urgent Representation shall act and decide on the matters that were placed before it as aforesaid and its absolute discretion and shall not be liable, it or any of its members, officers therein, their employees or advisors, and the Company and the bondholders hereby grant them a waiver in relation to any claims, demands and lawsuits against them in respect of the fact that they utilized or abstain from utilizing powers, authorities or the discretion granted them according to the Deed of Trust and according to this supplement and in connection there with or from any other action which they took their under, unless they did so maliciously and/or in bad faith.

5.2	The indemnification provision stipulated in section 25of the Date of Trust shall apply to the members of the Urgent Representation and anyone acting on their behalf, as if they were the Trustee.

5.3	The Company shall publish an immediate report immediately upon the appointment of said Urgent Representation, regarding the appointment of the Person Representation, the identity of its members, and their powers.

5.4	The Company will publish an additional immediate report about the Urgent Representation’s decision. Upon the completion of the Urgent Representation’s service, the Company will publish all of the information which was provided by the Company for the Urgent Representation’s examination provided that there is nothing precluding its publication, by law.

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Appendix 22

Of the Deed of Trust dated [______]

THE TRUSTEE FEE

The Company will pay the Trustee wages for his services, in accordance with this Deed of Trust, as detailed below:

1.	For the entire trust year (or part thereof), commencing on the issuance date of the Bonds, the Trustee will be paid annual wages in the sum of ILS 26,000 (the “Annual Fee”).

2.	For the Trustee’s participation in the general meetings of the shareholders held in Israel, the Trustee will be entitled to a fee of ILS 500.

3.	Additionally, the Trustee will be entitled to a return on reasonable expenses from the Company, as defined below: “Reasonable Expenses” – sums paid by the Trustee in the framework of fulfilling his position and/or pursuant to the authorities granted thereto according to this Deed, including: expenses and costs for the initiation and convening of an assembly of holders of Bonds and expenses for the notices, transportation and advertisement publications connected to the convening of the assembly, and as required by any law.

4.	Without derogating from the generality of the above, the Trustee will be entitled to wage payments from the Company in the sum of ILS 500 for each working hour required therefor for the Special Operations to be performed in its position as Trustee, that include the following operations (the “Special Operations”).

4.1.	Operations derived from a material breach or a concern of a material breach of the Deed by the Company;

4.2.	Operations in connection with the decision of the assembly of holders of Bonds to place the Bonds for immediate repayment;

4.3.	Operations that the Trustee will be required to perform or will have to perform, in connection with the convening of bondholders’ meetings due to a real concern of a material breach of the Deed by the company;

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4.4.	Special works (including, but not limited to, work required due to restructuring of the Company or work due to the Company’s requirement) or due to the need to perform additional operations in order to fulfill its role as a reasonable Trustee, due to a change in law (including regulations to be established following Amendments 50 and 51 of the Securities Law) and/or regulations and/or other binding provisions that will apply in connection with the actions of the Trustee and its responsibilities according to this Deed of Trust.

5.	VAT, if applicable, will be added to each of the said sums, as applicable, and will be paid by the Company.

6.	All of the abovementioned sums will be linked to the index of June 2024, However, in any event, a sum that is lower than the sum denominated in this Deed will not be paid.

7.	The Trustee’s wages will be paid in respect of the period up until the end of the Trust included in this Deed even if a receiver is appointed for the Company (or a receiver and a manager), or whether the trust according to this Deed will be managed under the supervision of the court, or not.

8.	The aforesaid yearly fee will be paid at the end of every trust year.

9.	Subject to the provisions of the Deed of Trust, all of the amounts described in this supplement will have preference over monies due to the bondholders.

10.	To the extent that the Trustee’s service as described in this Deed of Trust shall come to an end, the Trustee will not be entitled to payment of his wages as of the date of the commencement of service of the replacement trustee. To the extent that the Trustee’s service ended during the course of the trust year, wages paid in respect of months in which the Trustee did not serve as trustee for the bonds shall be refunded, as of the appointment of the replacement trustee. This session will not apply regarding the initial trust year.

11.	The appointment of a trustee to replace the trustee whose office ended according to Section 35b(a1) or 35(14)(d) of the Securities Law, the Holders of Bonds of Series A will bear the difference in the fees of the appointed trustee, as stated, than that which was paid to the Trustee who was replaced, if the difference as stated is unreasonable, and the provisions of the relevant laws will apply at the time of the replacement as stated. The obligation of the Holders for the difference as stated will be performed by offsetting the relative part of the difference from any payment that the Company will make to the Holders of Bonds in accordance with the terms of the Deed of Trust and the transfer thereof will be directly from the Company to the Trustee.

12.	If according to any law there will be an obligation to deposit a guarantee applying to the Company to ensure the Company’s obligation for the special expenses of the Trustee, the Company will act in accordance with the provisions as stated.

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